Exhibit 10.2

AMENDMENT NO. 4 TO SENIOR

SECURED TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 4 (this “Amendment), dated as of May 1, 2013, is made with respect to the Senior Secured Term Loan Agreement, dated as of August 31, 2012 (as amended by that certain Amendment No. 1 to Senior Secured Term Loan Credit Agreement, dated as of December 7, 2012, Amendment No. 2 to Senior Secured Term Loan Credit Agreement, dated as of January 23, 2013, Amendment No. 3 to Senior Secured Term Loan Credit Agreement, dated as of March 28, 2012, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MEDLEY CAPITAL CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders (the “Lenders”), ING CAPITAL LLC, as administrative agent for the Lenders under the Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and solely for purposes of Section 2.8, MOF I BDC LLC, a Delaware limited liability company (“the “Subsidiary Guarantor”, and together with the Borrower, the “Obligors”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended hereby).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and the Lenders signatory hereto and the Administrative Agent have agreed to do so on the terms and subject to the conditions contained in this Amendment.

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I AMENDMENT TO CREDIT AGREEMENT

Effective as of the Effective Date (as defined below), and subject to the terms and conditions set forth below, the Credit Agreement is hereby amended and attached hereto as a clean copy as Exhibit B.

SECTION II MISCELLANEOUS

2.1.          Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “Effective Date”) on which the Borrower and each Subsidiary Guarantor party hereto have satisfied each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02 of the Credit Agreement):

(a)  Documents. The Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(1)  Executed Counterparts. From each of the Required Lenders, the Administrative Agent and the Obligors, either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic mail of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment.

(2)  Incremental Term Loans. A Term Loan Increase in an amount of not less than $10,000,000 shall have become effective contemporaneously with the Effective Date and, in relation thereto, the Administrative Agent shall have received an officer’s certificate stating that each of the conditions set forth or referred to in Section 2.06(f)(i) of the Credit Agreement have been satisfied.

(b)  Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and expenses related to this Amendment and the Credit Agreement owing on Effective Date, including any up-front fee due to any Lender on the Effective Date.

(c)  Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Amendment effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

2.2.          Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Effective Date and after giving effect to this Amendment:

(a)  This Amendment has been duly authorized, executed and delivered by the Borrower and the Subsidiary Guarantor, and constitutes a legal, valid and binding obligation of the Borrower and the Subsidiary Guarantor enforceable in accordance with its terms. The Credit Agreement, as amended by the Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms.

(b)  The representations and warranties set forth in Article 3 of the Credit Agreement as amended by this Amendment and the representations and warranties in each other Loan Document are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct is all respects) on and as of the Effective Date or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the Effective Date.

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(c)  No Default or Event of Default has occurred or is continuing under the Credit Agreement.

2.3.          Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

2.4.          Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent, (but excluding, for the avoidance of doubt, the allocated costs of internal counsel).

2.5.          GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

2.6.          Incorporation of Certain Provisions. The provisions of Sections 9.01, 9.07, 9.09, 9.10 and 9.12 of the Credit Agreement are hereby incorporated by reference with respect to Section I.

2.7.          Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Borrower or the Subsidiary Guarantor under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended herein of the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in any other Loan Document shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

2.8.          Consent and Affirmation. Without limiting the generality of the foregoing, by its execution hereof, each of the Borrower and the Subsidiary Guarantor hereby to the extent applicable as of the Effective Date (a) consents to this Amendment and the transactions contemplated hereby, (b) agrees that the Amended and Restated Guarantee and Security Agreement and each of the other Security Documents is in full force and effect, (c) confirms its guarantee (solely in the case of Subsidiary Guarantor) and affirms its obligations under the Amended and Restated Guarantee and Security Agreement and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in the Amended and Restated Guarantee and Security Agreement), and (d) acknowledges and affirms that such guarantee and/or grant is in full force and effect in respect of, and to secure, the Secured Obligations (as defined in the Amended and Restated Guarantee and Security Agreement).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

MEDLEY CAPITAL CORPORATION, as Borrower

By:
Name:
Title:

MOF I BDC LLC, as Subsidiary Guarantor

By:
Name:
Title:

2

ING CAPITAL LLC, as Administrative Agent and a Lender

By:
Name:
Title:

3

GOLDMAN SACHS BANK USA, as a Lender

By:
Name:
Title:

4

DORAL BANK, as a Lender

By:
Name:
Title:

5

EVERBANK COMMERCIAL FINANCE, as a Lender

By:
Name:
Title:

6

KEY EQUIPMENT FINANCE, INC., as a Lender

By:
Name:
Title:

7

SIGNATURE BANK, as a Lender,

By:
Name:
Title:

8

WESTERN ALLIANCE BANK as a Lender

By:
Name:
Title:

9

CITY NATIONAL BANK., as a Lender,

By:
Name:
Title:

10

ONEWEST BANK as a Lender,

By:
Name:
Title:

11

CITY NATIONAL BANK, as a Lender,

By:
Name:
Title:

12

ALOSTAR BANK OF COMMERCE, as a Lender,

By:
Name:
Title:

13

Exhibit B

SENIOR SECURED

TERM LOAN CREDIT AGREEMENT

dated as of

August 31, 2012

as amended by AMENDMENT NO. 1

dated as of December 7, 2012

as amended by AMENDMENT NO. 2

dated as of January 23, 2013

as amended by AMENDMENT NO. 3

dated as of March 28, 2013

as amended by AMENDMENT NO. 4

dated as of May 1, 2013

among

MEDLEY CAPITAL CORPORATION,

as Borrower

The LENDERS Party Hereto

and

ING CAPITAL LLC,

as Administrative Agent,

Arranger and Bookrunner

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(i)

(ii)

(iii)

(iv)

SCHEDULE 1.01(a)	-	Approved Dealers and Approved Pricing Services
SCHEDULE 1.01(b)	-	Loans
SCHEDULE 1.01(c)	-	Risk Factors
SCHEDULE 1.01(d)	-	Eligibility Criteria
SCHEDULE 3.11(a)	-	Material Agreements
SCHEDULE 3.11(b)	-	Liens
SCHEDULE 3.12(a)	-	Subsidiaries
SCHEDULE 3.12(b)	-	Investments
SCHEDULE 6.08	-	Certain Affiliate Transactions

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Collateral Base Certificate
EXHIBIT C	-	Form of Promissory Note
EXHIBIT D	-	Form of Borrowing Request

(v)

SENIOR SECURED TERM LOAN CREDIT AGREEMENT dated as of August 31, 2012 (this “Agreement”), among MEDLEY CAPITAL CORPORATION, a Delaware corporation (the “Borrower”), the LENDERS party hereto, and ING CAPITAL LLC, as Administrative Agent.

WHEREAS, the Borrower has requested that the Lenders (as defined herein) extend credit to the Borrower from time to time pursuant to the obligations to provide term loans as set forth herein and the Lenders have agreed to extend such credit upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

SECTION 1.01.     Defined Terms. As used in this Agreement, the following terms have the meanings specified below and the terms defined in Section 5.13 have the meanings assigned thereto in such section:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Collateral Base” means the Collateral Base minus the aggregate amount of Cash and Cash Equivalents included in the Collateral Base.

“Adjusted Covered Debt Balance” means, on any date, the aggregate Covered Debt Amount on such date minus the aggregate amount of Cash and Cash Equivalents included in the Collateral Base.

“Adjusted LIBO Rate” means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” means ING, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means an account designated by the Administrative Agent in a notice to the Borrower and the Lenders.

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“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Affiliate Agreements” means, collectively, (a) the Investment Management Agreement, dated as of January 19, 2011, between the Borrower and the Investment Advisor, and (b) the Administration Agreement, dated as of January 19, 2011, between the Borrower and the Investment Advisor.

“Agency Account” has the meaning assigned to such term in Section 5.08(c)(v).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 1/2 of 1% and (c) the LIBO Rate for deposits in Dollars for a period of three (3) months plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, or such LIBO Rate, as the case may be.

“Applicable Margin” means (a) 3% per annum, in the case of ABR Loans and (b) 4% per annum, in the case of Eurocurrency Loans.

“Applicable Percentage” means, with respect to any Lender, the percentage of the aggregate outstanding Loans of all Lenders represented by such Lender’s Loans.

“Approved Dealer” means (a) in the case of any Eligible Portfolio Investment that is not a U.S. Government Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof as set forth on Schedule 1.01(a), (b) in the case of a U.S. Government Security, any primary dealer in U.S. Government Securities as set forth on Schedule 1.01(a) or (c) any other bank or broker-dealer acceptable to the Administrative Agent in its reasonable determination.

“Approved Pricing Service” means a pricing or quotation service as set forth in Schedule 1.01(a) or any other pricing or quotation service (a) approved by the Board of Directors of the Borrower, (b) designated in writing to the Administrative Agent by the Borrower (which designation shall be accompanied by a copy of a resolution of the Board of Directors of the Borrower that such pricing or quotation service has been approved by the Borrower), and (c) acceptable to the Administrative Agent in its reasonable determination.

“Approved Third-Party Appraiser” means any of Houlihan Capital Advisors, LLC, Duff & Phelps LLC, Murray, Devine and Company, Lincoln Advisors and Valuation Research Corporation, in each case only so long as such firm has been approved by a resolution of the Board of Directors of the Borrower to assist the Board of Directors of the Borrower in making valuations of portfolio assets to determine the Borrower’s compliance with the applicable provisions of this Agreement, or any other Independent nationally recognized third-party appraisal firm approved by the Board of Directors and engaged for that purpose and acceptable to the Administrative Agent in its reasonable discretion.

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“Asset Coverage Ratio” means, on a consolidated basis for Borrower and its Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by Senior Securities, bears to the aggregate amount of Senior Securities representing indebtedness of the Borrower and its Subsidiaries (all as determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder). For clarity, the calculation of the Asset Coverage Ratio shall be made in accordance with any exemptive order issued by the Securities and Exchange Commission under Section 6(c) of the Investment Company Act relating to the exclusion of any Indebtedness of any SBIC Subsidiary from the definition of Senior Securities only so long as (a) such order is in effect, and (b) no obligations have become due and owing pursuant to the terms of any Permitted SBIC Guarantee.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent as provided in Section 9.04, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assuming Lender” has the meaning assigned to such term in Section 2.06(f).

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower External Unquoted Value” has the meaning assigned to such term in Section 5.12(b)(ii).

“Borrower Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii).

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, that have the same Interest Period.

“Borrowing Request” means the request by the Borrower for a Borrowing in substantially in the form of Exhibit D hereto or such other form as is reasonably acceptable to the Administrative Agent.

“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market.

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“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar Equivalent thereof) which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a)          Short-Term U.S. Government Securities (as defined in Section 5.13);

(b)          investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(c)          investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof; provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the Collateral Agent can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(d)          fully collateralized repurchase agreements with a term of not more than 30 days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in clause (c) of this definition or (ii) an Approved Dealer having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s; and

(e)          investments in money market funds and mutual funds which invest substantially all of their assets in Cash or assets of the types described in clauses (a) through (e) above;

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provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 25% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the requisite members of the board of directors of the Borrower nor (ii) appointed by a majority of the directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Permitted Holders.

“Change in Law” means (a) the adoption of any law, rule or regulation or treaty after the Effective Date, (b) any change in any law, rule or regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee On Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Collateral Advance Rate” has the meaning assigned to such term in Section 5.13.

“Collateral Agent” means ING Capital LLC in its capacity as Collateral Agent and any of its successors in such capacity under the Guarantee and Security Agreement.

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“Collateral Base” has the meaning assigned to such term in Section 5.13.

“Collateral Base Certificate” means a certificate of a Financial Officer of the Borrower, substantially in the form of Exhibit B and appropriately completed.

“Collateral Base Deficiency” means, at any date on which the same is determined, the amount, if any, that (i) (a) the aggregate Covered Debt Amount as of such date exceeds (b) the Collateral Base as of such date, or (ii) (a) the aggregate Covered Debt Amount as of such date exceeds the sum of (b)(x) the aggregate Value of all Eligible Portfolio Investments included in the Collateral Base, less (y) the aggregate Value of all Eligible Portfolio Investments issued by the four largest issuers (for the avoidance of doubt, the calculation of Value for purposes of this clause (ii) shall be made without taking into account any Collateral Advance Rate).

“Consolidated Adjusted Interest Expense” means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (x) cash interest paid in respect of the stated rate of interest (including any default rate of interest, if applicable) applicable to any Indebtedness plus (y) the net amount paid in cash (or minus the net amount received in cash) under Hedging Agreements permitted under Section 6.04 relating to interest during such period and to the extent not already taken into account under clause (x).

“Consolidated EBIT” means, for any period with respect to the Borrower and its Subsidiaries on a consolidated basis, income after deduction of all expenses and other proper charges other than Taxes, Consolidated Interest Expense and non-cash employee stock options expense and excluding (a) net realized gains or losses, (b) net change in unrealized appreciation or depreciation, (c) gains on re-purchases of Indebtedness, (d) the amount of interest paid-in-kind to the Borrower or any of its Subsidiaries (“PIK”) to the extent such amount exceeds the sum of (i) PIK interest collected in cash (including any amortization payments on such applicable debt instrument up to the amount of PIK interest previously capitalized thereon) and (ii) realized gains collected in cash (net of realized losses); provided that the amount determined pursuant to this clause (d)(ii) shall not be less than zero, all as determined in accordance with GAAP, and (e) other non-cash charges and gains to the extent included to calculate income.

“Consolidated Interest Coverage Ratio” means the ratio of as of the last day of any fiscal quarter of the Borrower of (a) Consolidated EBIT for the four fiscal quarter period then ending, taken as a single accounting period, to (b) Consolidated Adjusted Interest Expense for such four fiscal quarter period.

“Consolidated Interest Expense” means, with respect to a Person and for any period, the sum of (x) the total consolidated interest expense in respect of Indebtedness (including capitalized interest expense and interest expense attributable to Capital Lease Obligations) of such Person and in any event shall include all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable plus (y) the net amount payable (or minus the net amount receivable) under Hedging Agreements permitted under Section 6.04 relating to interest during such period (whether or not actually paid or received during such period) and to the extent not already taken into account under clause (x).

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Account” has the meaning assigned to such term in Section 5.08(c)(ii).

“Covered Debt Amount” means, on any date, the sum of (x) the aggregate amount of the outstanding Loans of all of the Lenders on such date plus (y) the aggregate principal amount (including any increase in the aggregate principal amount resulting from payable-in-kind interest) of Other Covered Indebtedness outstanding on such date.

“Covered Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Custodian” means U.S. Bank National Association, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Borrower holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Account” means an account subject to a Custodian Agreement.

“Custodian Agreement” means a control agreement entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance acceptable to the Collateral Agent.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

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“Defaulting Lender” means any Lender that has, as reasonably determined by the Administrative Agent, (a) failed to fund any portion of its Loans within three (3) Business Days of the date required to be funded by it hereunder, unless, in the case of any Loans, such Lender’s failure is based on such Lender’s reasonable determination that the conditions precedent to funding such Loan under this Agreement have not been met, such conditions have not otherwise been waived in accordance with the terms of this Agreement and such Lender has advised the Administrative Agent in writing (with reasonable detail of those conditions that have not been satisfied) prior to the time at which such funding was to have been made, (b) notified the Borrower, the Administrative Agent, or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such request shall only have been made after conditions precedent to funding have been satisfied, and provided further that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than a de minimis amount) required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) other than via an Undisclosed Administration, either (i) has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or has a parent company that has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it (unless in the case of any Lender referred to in this clause (e) the Borrower and the Administrative Agent shall be satisfied in the exercise of their respective reasonable discretion that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder); provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof, or solely as a result of an Undisclosed Administration, so long as such ownership interest or Undisclosed Administration does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Dollar Equivalent” means, on any date of determination, with respect to an amount denominated in any currency other than Dollars, the amount of Dollars that would be required to purchase such amount of such currency on the date two Business Days prior to such date, based upon the spot selling rate at which the Administrative Agent (or other foreign currency broker reasonably acceptable to the Administrative Agent) offers to sell such currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

“Dollars” or “$” refers to lawful money of the United States.

“Effective Date” means the date on which the conditions specified in Sections 4.01 and 4.02 are first satisfied (or waived in accordance with Section 9.02).

“Eligible Liens” means, any right of offset, banker’s lien, security interest or other like rights against the Portfolio Investments held by the Custodian pursuant to or in connection with its rights and obligations relating to the Custodian Account; provided that such rights are subordinated, pursuant to the terms of the Custodian Agreement, to the first priority perfected security interest in the Collateral created in favor of the Collateral Agent, except to the extent expressly provided therein.

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“Eligible Portfolio Investment” means any Portfolio Investment held by any Obligor (and solely for purposes of determining the Collateral Base, Cash and Cash Equivalents held by any Obligor) that, in each case, meets all of the criteria set forth on Schedule 1.01(d) hereto; provided, that no Portfolio Investment, Cash or Cash Equivalent shall constitute an Eligible Portfolio Investment or be included in the Collateral Base if the Collateral Agent does not at all times maintain a first priority, perfected Lien (subject to no other Liens other than Eligible Liens) on such Portfolio Investment, Cash or Cash Equivalent or if such Portfolio Investment, Cash or Cash Equivalent has not been or does not at all times continue to be Delivered (as defined in the Guarantee and Security Agreement). Without limiting the generality of the foregoing, it is understood and agreed that any Portfolio Investments that have been contributed or sold, purported to be contributed or sold or otherwise transferred to any Financing Subsidiary, or held by any Financing Subsidiary, or which secure obligations of any Financing Subsidiary, shall not be treated as Eligible Portfolio Investments. Notwithstanding the foregoing, nothing herein shall limit the provisions of Section 5.12(b)(i), which provide that, for purposes of this Agreement, all determinations of whether an Investment is to be included as an Eligible Portfolio Investment shall be determined on a settlement-date basis (meaning that any Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled); provided that no such Investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standard (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the occurrence of any nonexempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA which could result in liability to an Lender; (h) the failure to make any required contribution to a Multiemployer Plan or failure to make by its due date any required contribution to any Plan; (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (j) the incurrence with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA that is sponsored or maintained by the Borrower of any material liability for post-retirement health or welfare benefits, except as may be required by 4980B of the Code or similar laws.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. For clarity, a Loan or Borrowing bearing interest by reference to clause (c) of the definition of the Alternate Base Rate shall not be a Eurocurrency Loan or Eurocurrency Borrowing.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having become a party to any Loan Document), (b) any branch profits taxes or backup withholding taxes imposed by the United States or any tax similar to a branch profits tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.14(e), except to the extent, other than in a case of failure to comply with Section 2.14(e), that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a) and (d) any taxes imposed on amounts payable to or for the account of any Foreign Lender as a result such Foreign Lender’s failure to satisfy the applicable requirements of FATCA to establish a complete exemption from withholding thereunder.

“Existing Affiliate Investment” has the meaning assigned to such term in Section 5.13.

“External Quoted Value” has the meaning set forth in Section 5.12(b)(ii).

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“External Unquoted Value” means (i) with respect to Borrower Tested Assets, the Borrower External Unquoted Value and (ii) with respect to IVP Tested Assets, the IVP External Unquoted Value.

“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amendment or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief executive officer, president, co-president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Subsidiary” means (a) any Structured Subsidiary or (b) any SBIC Subsidiary.

“Foreign Lender” means any Lender or any other recipient of payments hereunder from the Borrower that, in each case, is not (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof) or (c) any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

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“Guarantee and Security Agreement” means the Amended and Restated Guarantee, Pledge and Security Agreement, dated as of August 31, 2012 (as the same shall be amended, restated, modified and supplemented from time to time), among the Borrower, the Subsidiary Guarantors, the Revolving Administrative Agent, the Administrative Agent, each holder (or a representative, agent or trustee therefor) from time to time of any Secured Longer-Term Indebtedness, and the Collateral Agent.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B to the Guarantee and Security Agreement between the Collateral Agent and an entity that pursuant to Section 5.08 is required to become a “Subsidiary Guarantor” under the Guarantee and Security Agreement (with such changes as the Administrative Agent shall request consistent with the requirements of Section 5.08).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedging Agreement Obligations” has the meaning specified in the Guarantee and Security Agreement as in effect on the date hereof.

“Increasing Lender” has the meaning assigned to such term in Section 2.06(f).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits, loans or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances or, for the purposes of Sections 3.11, 3.16, 6.01 and 6.04 only, Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment.

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“Independent” when used with respect to any specified Person means that such Person (a) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of its Subsidiaries or Affiliates (including its investment adviser or any Affiliate thereof) other than ownership of publicly traded stock of the Borrower or any such Subsidiary or Affiliate with a market value not to exceed $1,000,000 and (b) is not an officer, employee, promoter, underwriter, trustee, partner, director or a Person performing similar functions of the Borrower or of its Subsidiaries or Affiliates (including its investment advisor or any Affiliate thereof).

“Independent Valuation Provider” means any of Houlihan Capital Advisors, LLC, Duff & Phelps LLC, Murray, Devine and Company, Lincoln Advisors, Valuation Research Corporation, Alvarez & Marsal and Houlihan Lokey, or any other Independent nationally recognized third-party appraisal firm selected by the Administrative Agent and reasonably acceptable to the Borrower.

“Industry Classification Group” means (a) any of the industry group classification groups that are currently in effect by Moody’s or may be subsequently established by Moody’s and provided by the Borrower to the Lenders, and (b) up to three (3) additional industry group classifications established by the Borrower pursuant to Section 5.12(a).

“ING” means ING Capital LLC.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

“Interest Period” means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

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“Internal Value” has the meaning set forth in Section 5.12(b)(ii).

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Investment Advisor” means MCC Advisors LLC, a Delaware limited liability company, or an Affiliate thereof.

“Investment Advisor Departure Event” means any of the following events:

(a)          the Investment Advisor shall cease to be the investment adviser of the Borrower; or

(b)          the Permitted Holders cease to, directly or indirectly, Control the Investment Advisor.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Policies” means (i) the investment policies and procedures outlined on pages 53 to 56 of the Prospectus filed in connection with the Borrower’s initial public offering of 11,111,112 shares of common stock, (ii) the written statement of the Borrower’s qualifying asset policy delivered on the Effective Date pursuant to Section 4.01(g), and (iii) the written statement of the Borrower’s investment allocation policies between affiliated investment vehicles managed directly or indirectly by Medley Capital LLC, delivered on the Effective Date pursuant to Section 4.01(g) (and any modification thereof that is consistent with Amendment No.2 to the Application for an Order Pursuant to Sections 57(a)(4) and 57(i) of the Investment Company Act filed on July 8, 2011), as each of the above may be amended from time to time by a Permitted Policy Amendment.

“IVP External Unquoted Value” means (a) at any time prior to the Revolving IVP Termination Date, the Revolving IVP External Unquoted Value and (b) from and after the Revolving IVP Termination Date, the Term IVP External Unquoted Value.

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“IVP Supplemental Cap” has the meaning assigned to such term in Section 9.03(a).

“IVP Tested Assets” means (a) at any time prior to the Revolving IVP Termination Date, the Revolving IVP Tested Assets and (b) from and after the Revolving IVP Termination Date, the Term IVP Tested Assets.

“Largest Industry Classification Group” means, as of any date of determination, the single Industry Classification Group to which the greatest portion of Eligible Portfolio Investments in the Collateral Base has been assigned pursuant to Section 5.12(a).

“Lenders” means the Persons listed on Schedule 1.01(b) (as amended pursuant to Section 2.06) as having Loans and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption that provides for it to make or acquire Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, for any Interest Period, the British Bankers’ Association Interest Settlement Rate per annum for deposits in Dollars for a period equal to the Interest Period appearing on the display designated as Reuters Screen LIBOR01 Page (or such other page on that service or such other service designated by the British Bankers’ Association for the display of such Association’s Interest Settlement Rates for Dollar deposits) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the Interest Period (or if such Reuters Screen LIBOR01 Page is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time); provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBO Rate shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) business days preceding the first day of such Interest Period by leading banks in the London interbank market as of 11:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Eurocurrency Borrowing.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof (and, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer).

“Loan Documents” means, collectively, this Agreement, any promissory notes delivered pursuant to Section 2.07(f) and the Security Documents.

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“Loans” means the term loans made by the Lenders to the Borrower pursuant to this Agreement. As of the Effective Date, the aggregate amount of each Lender’s Loans is set forth on Schedule 1.01(b).

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments of the Obligors (taken as a whole) and other assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries (other than the Financing Subsidiaries), taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or the ability of the Obligors to perform their respective obligations thereunder.

“Material Indebtedness” means (a) Revolving Indebtedness, (b) other Indebtedness (other than the Loans and Hedging Agreements), of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000 and (c) obligations in respect of one or more Hedging Agreements under which the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and the Subsidiaries would be required to pay if such Hedging Agreement(s) were terminated at such time would exceed $5,000,000.

“Maturity Date” means the fifth (5th) anniversary of the Effective Date.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Obligors” means, collectively, the Borrower and the Subsidiary Guarantors.

“Obligors’ Net Worth” means, at any date, the Stockholders’ Equity at such date, minus the net asset value held by any Obligor in any non-Obligor Subsidiary.

“Other Covered Indebtedness” means, collectively, Secured Longer-Term Indebtedness, Revolving Indebtedness and Unsecured Shorter-Term Indebtedness.

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“Other Permitted Indebtedness” means (a) accrued expenses and current trade accounts payable incurred in the ordinary course of any Obligor’s business that are overdue for a period of more than 90 days or which are not being contested in good faith by appropriate proceedings, (b) Indebtedness (other than Indebtedness for borrowed money) arising in connection with transactions in the ordinary course of any Obligor’s business in connection with its purchasing of securities, Hedging Agreements entered into for financial planning purposes and not for speculative purposes, reverse repurchase agreements or dollar rolls to the extent such transactions are permitted under the Investment Company Act and the Borrower’s Investment Policies; provided that such Indebtedness does not arise in connection with the purchase of Eligible Portfolio Investments other than Cash Equivalents and U.S. Government Securities, (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clause (k) of Article VII, (d) Indebtedness incurred in the ordinary course of business to finance equipment and fixtures; provided that such Indebtedness does not exceed $2,000,000 in the aggregate at any time outstanding; and (e) other Indebtedness not to exceed $1,000,000 in the aggregate.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Equity Interests” means common stock of the Borrower that after its issuance is not subject to any agreement between the holder of such common stock and the Borrower where the Borrower is required to purchase, redeem, retire, acquire, cancel or terminate any such common stock at any time prior to the first anniversary of the later of the Maturity Date (as in effect from time to time) and the Termination Date.

“Permitted Holders” means Medley Capital LLC (but only so long as it is Controlled by any two (2) of (i) Brook Taube, (ii) Andrew Fentress, or (iii) Seth Taube (including, in each case, any trust, partnership, corporation, limited liability company or other entity Controlled by such individual), except if any such individuals are replaced with managers reasonably acceptable to the Administrative Agent and the Required Lenders after the death, disability or termination (for cause, by the board of directors of the Borrower) of any such individuals).

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“Permitted Liens” means (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business; provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; (c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, storage, landlord, and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations; (e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business; (f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default; (g) customary rights of setoff and liens upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business, in the case of each of clauses (i) through (iii) above, securing payment of fees, indemnities, charges for returning items and other similar obligations; (h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (i) zoning restrictions, easements, licenses, or other restrictions on the use of any real estate (including leasehold title), in each case which do not interfere with or affect in any material respect the ordinary course conduct of the business of the Borrower and its Subsidiaries; (j) purchase money Liens on specific equipment and fixtures provided that (i) such Liens only attach to such equipment and fixtures, (ii) the Indebtedness secured thereby is incurred pursuant to clause (d) of the definition of “Other Permitted Indebtedness” and (iii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of such equipment and fixtures at the time of the acquisition thereof; (k) deposits of money securing leases to which Borrower is a party as lessee made in the ordinary course of business; and (l) Eligible Liens.

“Permitted Policy Amendment” is an amendment, modification, termination or restatement of the Investment Policies, that is either (a) approved in writing by the Administrative Agent (with the consent of the Required Lenders), (b) required by applicable law or Governmental Authority, or (c) could not reasonably be expected to have a material adverse effect on the Lenders.

“Permitted SBIC Guarantee” means a guarantee by the Borrower of SBA Indebtedness of an SBIC Subsidiary on SBA’s then applicable form; provided that the recourse to the Obligors thereunder is expressly limited only to periods after the occurrence of an event or condition that is an impermissible change in the control of such SBIC Subsidiary (it being understood that, as provided in clause (r) of Article VII, it shall be an Event of Default hereunder if any such event or condition giving rise to such recourse occurs).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Portfolio Company” means the issuer or obligor under any Portfolio Investment held by any Obligor.

“Portfolio Company Data” means historic (not to exceed 6 months) and pro-forma financial information and market data associated with a Portfolio Company which has been delivered by such Portfolio Company to the Borrower (without independent substantive verification by the Borrower), which may include pro-forma financial information in connection with, among other things, (a) an Investment that was originated by the Borrower within the preceding twelve month period, (b) a Portfolio Company that has, within the preceding twelve month period, been the acquirer of substantially all of the business assets or stock of another Person, (c) a Portfolio Company that has, within the preceding twelve month period, been the target of an acquisition of substantially all of its business assets or stock, and/or (d) a Portfolio Company that does not have an entire fiscal year under its current capital structure.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section, as the “U.S. Prime Rate” (or its successor), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, commencing on September 30, 2012.

“Quoted Investments” has the meaning set forth in Section 5.12(b)(ii).

“Register” has the meaning set forth in Section 9.04.

“Regulations D, T, U and X” means, respectively, Regulations D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, subject to Section 2.16, the Lenders having Loans representing more than 50% of the sum of the total outstanding Loans at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower; provided, for clarity, neither the conversion of convertible debt into capital stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with capital stock shall be a Restricted Payment hereunder.

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“Revalue Percent” means (a) 10% less (b) the amount, expressed as a percentage, of the aggregate reduction in the borrowing base under the Revolving Credit Facility as a result of the Revolving Administrative Agent exercising its right, during such quarter, to revise or exclude the value of any investment included therein.

“Revalue Right” has the meaning set forth in Section 5.12(b)(ii)(H).

“Revolving Administrative Agent” means the “Administrative Agent” as defined in the Revolving Credit Facility.

“Revolving Amendment No. 1” means the Amendment No. 1, dated as of August 31, 2012, with respect to the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011, among the Borrower, the lenders party thereto and the Revolving Administrative Agent.

“Revolving Commitments” means the “Commitments” as defined in the Revolving Credit Facility.

“Revolving Credit Facility” means (i) the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011 (as amended by Revolving Amendment No.1), among the Borrower, the lenders party thereto and ING Capital LLC, as administrative agent (the “Existing Revolving Credit Agreement”) and (ii) any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement of the Existing Revolving Credit Agreement, provided that any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement (a) is incurred pursuant to documentation containing other terms (including financial and other covenants, covenants regarding the borrowing base, if any, portfolio valuations, and events of default, but excluding interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, while the Loans are outstanding, than those set forth in the Existing Revolving Credit Agreement and (b) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders have agreed to either (x) be bound by the provisions of the Security Documents by executing the joinder attached as Exhibit E to the Guarantee and Security Agreement or (y) be bound by the provisions of the Security Documents in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Revolving Indebtedness” means, collectively, all obligations of the Borrower to the Revolving Lenders and the Revolving Administrative Agent under the Revolving Credit Facility and the other Loan Documents (as defined in the Existing Revolving Credit Agreement), including in each case in respect of the principal of and interest on the loans made thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Revolving Administrative Agent or the Revolving Lenders or any of them under or in respect of the Existing Revolving Credit Agreement and the other Loan Documents (as defined in the Existing Revolving Credit Agreement), and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

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“Revolving Independent Valuation Provider” means the “Independent Valuation Provider” as defined in the Revolving Credit Facility as in effect on the date hereof.

“Revolving IVP External Unquoted Value” means the “IVP External Unquoted Value” as defined in the Revolving Credit Facility as in effect on the date hereof.

“Revolving IVP Termination Date” means the date upon which the Revolving Credit Facility is terminated or has been amended, supplemented, refinanced or otherwise modified in such a manner so that the Revolving Credit Facility no longer contains provisions relating to the Independent Valuation Provider substantially similar to the provisions in the Existing Credit Agreement.

“Revolving IVP Tested Assets” means the “IVP Tested Assets” as defined in the Revolving Credit Facility as in effect on the date hereof.

“Revolving Lenders” means the “Lenders” as defined in the Revolving Credit Facility.

“Revolving Loans” means the “Loans” as defined in the Revolving Credit Facility.

“Revolving Valuation Testing Date” means the “Valuation Testing Date” as defined in the Revolving Credit Facility as in effect on the date hereof.

“RIC” means a Person qualifying for treatment as a “regulated investment company” under the Code.

“Risk Factor” means, with respect to any Portfolio Investment, for any calendar quarter, the risk factor set forth on Schedule 1.01(c) corresponding to the Risk Factor Rating that has been most recently assigned to such Portfolio Investment by the Borrower in accordance with the definition of Risk Factor Rating.

“Risk Factor Rating” means, with respect to any Portfolio Investment, a rating assigned by the Borrower from time to time to such Portfolio Investment by, at the Borrower’s option, either (i) using a public rating of the Portfolio Company from Moody’s; (ii) using a comparable shadow rating performed by a Moody’s analyst with respect to the Portfolio Company Data relating to such Portfolio Investment; (iii) if such a public rating or comparable shadow rating referred to in clauses (i) and (ii) above is not available, using a comparable rating determined by the Borrower inputting the Portfolio Company Data relating to such Portfolio Investment into RiskCalc (Moody’s KMV Expected Default Frequency model); or (iv) determining a rating by another method that has been approved for such Portfolio Investment (x) under the Revolving Credit Facility or (y) by the Administrative Agent and Lenders (which approval, for the avoidance of doubt, may be given electronically) holding not less than two-thirds of the total outstanding principal amount of the Loans.

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“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor thereto.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Subsidiary” means any Subsidiary of the Borrower (or such Subsidiary’s general partner or manager entity) that is (x) either (i) a “small business investment company” licensed by the SBA (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted) under the Small Business Investment Act of 1958, as amended, or (ii) any wholly-owned Subsidiary of an entity referred to in clause (x)(i) of this definition, and (y) designated by the Borrower (as provided below) as an SBIC Subsidiary, so long as:

(a)          other than pursuant to a Permitted SBIC Guarantee or the requirement by the SBA that the Borrower make an equity or capital contribution to the SBIC Subsidiary in connection with its incurrence of SBA Indebtedness (provided that such contribution is permitted by Section 6.03(f) and is made substantially contemporaneously with such incurrence), no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is Guaranteed by the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary), (ii) is recourse to or obligates the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) in any way, or (iii) subjects any property of the Borrower or any of its Subsidiaries (other than any SBIC Subsidiary) to the satisfaction thereof;

(b)          other than pursuant to a Permitted SBIC Guarantee, neither the Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding with such Person other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower or such Subsidiary;

(c)          neither the Borrower nor any of its Subsidiaries (other than any SBIC Subsidiary) has any obligation to such Person to maintain or preserve its financial condition or cause it to achieve certain levels of operating results; and

(d)          such Person has not Guaranteed or become a co-borrower under, and has not granted a security interest in any of its properties to secure, and the Equity Interests it has issued are not pledged to secure, in each case, any indebtedness, liabilities or obligations of any one or more of the Obligors.

Any designation by the Borrower under clause (y) above shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions thereof.

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“Secured Longer-Term Indebtedness” means, as at any date, Indebtedness (other than Indebtedness hereunder and under the Revolving Credit Facility) of the Borrower (which may be Guaranteed by Subsidiary Guarantors) that (a) has no amortization prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests) shall not constitute “amortization” for the purposes of this definition), (b) is incurred pursuant to documentation containing other terms (including financial and other covenants, covenants regarding the borrowing base, if any, portfolio valuations, and events of default, but excluding interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, while the Loans are outstanding, than those set forth in this Agreement (it being understood that put rights or repurchase or redemption obligations arising out of circumstances that would be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition) and (c) ranks pari passu with the obligations under this Agreement and under the Revolving Credit Facility and is not secured by any assets of any Person other than any assets of any Obligor pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders, have agreed to either (x) be bound by the provisions of the Guarantee and Security Agreement by executing the joinder attached as Exhibit E to the Guarantee and Security Agreement or (y) be bound by the provisions of the Guarantee and Security Agreement in a manner reasonably satisfactory to the Administrative Agent and the Collateral Agent. For the avoidance of doubt, Secured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Secured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition.

“Security Documents” means, collectively, the Guarantee and Security Agreement, the Custodian Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in personal property created pursuant to the Guarantee and Security Agreement, and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered at any time by any of the Obligors pursuant to the Guarantee and Security Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations under and as defined in the Guarantee and Security Agreement.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Borrower thereunder).

“Solvent” means, with respect to any Obligor, that as of the date of determination, both (a) (i) the sum of such Obligor’s debt and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Obligor’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date and reflected in any projections delivered to the Lenders or with respect to any transaction contemplated or undertaken after the Effective Date, and (iii) such Obligor has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Obligor is “solvent” within the meaning given to such term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

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“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for breach of representations and warranties referred to in clause (c), and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in commercial loan securitizations (in each case in clauses (a), (b) and (c) excluding obligations related to the collectability of the assets sold or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse).

“Statutory Reserve Rate” means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stockholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of stockholders’ equity for the Borrower and its Subsidiaries at such date.

“Structured Finance Obligations and Finance Leases” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgaged-backed securities, or any finance lease. For the avoidance of doubt, if an obligation satisfies this definition, such obligation shall not (a) qualify as any other category of Portfolio Investment or (b) be included in the Collateral Base.

“Structured Subsidiaries” means a direct or indirect Subsidiary of the Borrower to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Portfolio Investments, which engages in no material activities other than in connection with the purchase or financing of such assets from the Obligors or any other Person, and which is designated by the Borrower (as provided below) as a Structured Subsidiary, so long as:

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(a)          no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Obligor (other than property that has been contributed or sold or otherwise transferred to such Subsidiary in accordance with the terms Section 6.03(f)), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;

(b)          no Obligor has any material contract, agreement, arrangement or understanding with such Subsidiary other than on terms no less favorable to such Obligor than those that might be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing loan assets; and

(c)          no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Borrower shall be effected pursuant to a certificate of a Financial Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Financial Officer’s knowledge, such designation complied with the foregoing conditions. Each Subsidiary of a Structured Subsidiary shall be deemed to be a Structured Subsidiary and shall comply with the foregoing requirements of this definition.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by the Borrower in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that is or is required to be a Guarantor under the Guarantee and Security Agreement. It is understood and agreed that, subject to Section 5.08(a), no Financing Subsidiary shall be required to be a Subsidiary Guarantor as long as it remains a Financing Subsidiary as defined and described herein.

“Taxes” means any and all present or future taxes levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

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“Term IVP External Unquoted Value” has the meaning assigned to such term in Section 5.12(b)(ii).

“Term IVP Tested Assets” has the meaning assigned to such term in Section 5.12(b)(ii).

“Term Loan Increase” has the meaning assigned to such term in Section 2.06(f).

“Term Loan Increase Date” has the meaning assigned to such term in Section 2.06(f).

“Term Valuation Testing Date” has the meaning assigned to such term in Section 5.12(b)(ii).

“Termination Date” means the date on which the principal of and accrued interest on each Loan and all fees and other amounts payable hereunder by the Borrower or any other Obligor shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent, unasserted obligations).

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Undisclosed Administration” means, in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” means the United States of America.

“Unquoted Investments” has the meaning set forth in Section 5.12(b)(ii).

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“Unsecured Longer-Term Indebtedness” means any Indebtedness of the Borrower that (a) has no amortization or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Maturity Date (it being understood that (i) the conversion features into Permitted Equity Interests under convertible notes (as well as the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests) shall not constitute “amortization” for the purposes of this definition and (ii) any mandatory redemption, repurchase or prepayment obligation or put right that is contingent upon the happening of an event that is not certain to occur (including, without limitation, a change of control or bankruptcy) shall not in and of itself be deemed to disqualify such Indebtedness under this clause (a) (notwithstanding the foregoing, in this clause (ii), the Borrower acknowledges that any payment prior to the Termination Date in respect of any such obligation or right shall only be made to the extent permitted by Section 6.12)), (b) is incurred pursuant to terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by Borrower (other than financial covenants and events of default, which shall be no more restrictive upon the Borrower and its Subsidiaries, while the Loans are outstanding, than those set forth in this Agreement) (it being understood that put rights or repurchase or redemption obligations arising out of circumstances that would be Events of Default under this Agreement shall not be deemed to be more restrictive for purposes of this definition), and (c) is not secured by any assets of any Person. For the avoidance of doubt, Unsecured Longer-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Longer-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of this definition.

“Unsecured Shorter-Term Indebtedness” means, collectively, (a) any Indebtedness of the Borrower or any of its Subsidiaries that is not secured by any assets of any Person and that does not constitute Unsecured Longer-Term Indebtedness and (b) any Indebtedness of the Borrower or any of its Subsidiaries that is designated as “Unsecured Shorter-Term Indebtedness” pursuant to Section 6.11(a). For the avoidance of doubt, Unsecured Shorter-Term Indebtedness shall also include any refinancing, refunding, renewal or extension of any Unsecured Shorter-Term Indebtedness so long as such refinanced, refunded, renewed or extended Indebtedness continues to satisfy the requirements of clause (a).

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“Valuation Testing Date” (a) at any time prior to the Revolving IVP Termination Date, the Revolving Valuation Testing Date and (b) from and after the Revolving IVP Termination Date, the Term Valuation Testing Date.

“Value” has the meaning assigned to such term in Section 5.13.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02.     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., an “ABR Loan”). Borrowings also may be classified and referred to by Type (e.g., an “ABR Borrowing”).

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Section 1.03.     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such successors and assigns set forth herein), (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then Borrower, Administrative Agent and the Lenders agree to enter into negotiations in good faith in order to amend such provisions of the Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by Borrower, Administrative Agent and the Required Lenders, the Borrower’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective. Notwithstanding the foregoing or anything herein to the contrary, the Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Financial Accounting Standard No. 159 or Accounting Standard Codification 825, all determinations relating to fair value accounting for liabilities or compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Financial Accounting Standard No. 159 or Accounting Standard Codification 825.

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Article II

THE TERM LOANS

Section 2.01.     Agreement to Make Loans. Subject to the terms and conditions set forth herein, each Lender (severally, not jointly or jointly and severally) agrees to make Loans to the Borrower on the Effective Date in an amount equal to the amount specified opposite such Lender’s name on Schedule 1.01(b) and, in the case of any Assuming Lender or Increasing Lender, on any Term Loan Increase Date in an amount equal to the amount specified opposite such Lender’s name on Schedule 1.01(b) (as amended pursuant to Section 2.06). Amounts prepaid or repaid in respect of any Loans may not be reborrowed. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that no Lender shall be responsible for any other Lender’s failure to make Loans as required.

Section 2.02.     Loans.

(a)          Type of Loans. Subject to Section 2.11, the Borrowing shall be constituted entirely of ABR Loans or of Eurocurrency Loans as the Borrower may request in accordance herewith. Each Loan shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, and (ii) in exercising such option, such Lender shall use reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.12 shall apply).

(b)          Minimum Amounts. Each Borrowing on the Effective Date shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the aggregate amount of Loans set forth on Schedule 1.01(b) (as amended pursuant to Section 2.06). Borrowings of more than one Type may be outstanding at the same time.

Section 2.03.     Request for Loans.

(a)          Borrowing Requests. The Borrower shall notify the Administrative Agent of such request by delivery of a signed Borrowing Request or by telephone (followed promptly by delivery of a signed Borrowing Request) (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the applicable Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the applicable Borrowing. Each such request for a Borrowing shall be irrevocable.

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(b)          Notice by the Administrative Agent to the Lenders. Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.     Funding of Loans.

(a)          Funding of Loans. Each Lender shall make each Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account(s) designated by the Borrower in the Borrowing Request.

(b)          Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and, in reliance upon such assumption, the Administrative Agent may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate and (ii) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Borrowing.

Section 2.05.     Interest Elections.

(a)          Elections by the Borrower for Loans. The Loans constituting each Borrowing initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in the Borrowing Request. Thereafter, subject to Section 2.05(e), the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders (except as provided under Section 2.11(b)), and the Loans constituting each such portion shall be considered a separate Borrowing.

(b)          Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivery of a signed Interest Election Request in a form approved by the Administrative Agent or by telephone (followed promptly, but no later than the close of business on the date of such request, by a signed Interest Election Request in a form approved by the Administrative Agent) by the time period specified in Section 2.03(a). Each such telephonic and written notice of election shall be irrevocable.

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(c)          Content of Interest Election Requests. Each telephonic and written notice of election pursuant to Section 2.05(b) shall specify the following information:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)          if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.05(f); provided that there shall be no more than ten (10) separate Borrowings outstanding at any one time.

(d)          Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurocurrency Borrowing having an Interest Period of three months. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, (i) any Eurocurrency Borrowing shall, at the end of the applicable Interest Period for such Eurocurrency Borrowing, be automatically converted to an ABR Borrowing and (ii) the Borrower shall not be entitled to elect to convert or continue any Borrowing into or as a Eurocurrency Borrowing

(f)          Limitation on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or elect to convert to or continue as a Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefore would end after the Maturity Date.

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Section 2.06.     Obligation to Make New Loans or Increase of Loans.

(a)          Obligation to Make New Loans. Except at the election of a Lender as provided in clause (i) of this Section 2.06 below, no Lender shall have any obligation, after making the full amount of the Loan specified opposite such Lender’s name on Schedule 1.01(b), to make Loans on or after the Effective Date, and any outstanding amounts shall be due and payable on the Maturity Date in accordance with Section 2.07.

(b)          [Intentionally Omitted].

(c)          [Intentionally Omitted].

(d)          [Intentionally Omitted].

(e)          [Intentionally Omitted].

(f)           Increase of the Loans.

(i)           Requests for Increase by Borrower. The Borrower may, at any time, propose that additional Loans be issued hereunder (each such proposed increase being a “Term Loan Increase”) by notice to the Administrative Agent specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to make additional Loans and the date on which such increase is to be effective (the “Term Loan Increase Date”), which shall be a Business Day at least three Business Days after delivery of such notice and thirty (30) days prior to the Maturity Date; provided that each Lender may determine in its sole discretion whether or not it chooses to participate in a Term Loan Increase; provided, further that:

(A)          the minimum amount of the Loans of any Assuming Lender, and the minimum amount of the increase of the Loans of any Increasing Lender, as part of such Term Loan Increase shall be $1,000,000 or a larger multiple of $500,000,

(B)          immediately after giving effect to such Term Loan Increase, the sum of (i) the aggregate amount of outstanding Revolving Loans and unused “Commitments” of all of the Revolving Lenders under the Revolving Credit Facility and (ii) the aggregate outstanding principal amount of the Loans as of the Term Loan Increase Date shall not exceed the lesser of (x) 100% of the Obligors’ Net Worth at such time and (y) $400,000,000;

(C)          each Assuming Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed);

(D)          no Default shall have occurred and be continuing on such Term Loan Increase Date or shall result from the proposed Term Loan Increase; and

(E)          the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Term Loan Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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(ii)          Effectiveness of Term Loan Increase by Borrower. On the Term Loan Increase Date for any Term Loan Increase, each Assuming Lender part of such Term Loan Increase, if any, shall become a Lender hereunder as of such Term Loan Increase Date with Loans in the amount set forth in the agreement referred to in Section 2.06(f)(ii)(y) and the Loans of any Increasing Lender part of such Term Loan Increase shall be increased as of such Term Loan Increase Date to the amount set forth in the agreement referred to in Section 2.06(f)(ii)(y); provided that:

(x)           the Administrative Agent shall have received on or prior to 11:00 a.m., New York City time, on such Term Loan Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Term Loan Increase set forth in the foregoing paragraph (i) has been satisfied; and

(y)          each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 a.m., New York City time on such Term Loan Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent), an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Term Loan Increase Date, undertake Loans or an increase of Loans, as applicable, duly executed by such Assuming Lender or Increasing Lender, as applicable, and the Borrower and acknowledged by the Administrative Agent.

Promptly following satisfaction of such conditions, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) thereof and of the occurrence of the Term Loan Increase Date by facsimile transmission or electronic messaging system.

(iii)         Recordation into Register. Upon its receipt of an agreement referred to in clause (ii)(y) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (ii)(x) above, the Administrative Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

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(iv)          Adjustments of Loans upon Effectiveness of Increase. On the Term Loan Increase Date, the Borrower shall borrow new Loans hereunder from the Assuming Lenders and the Increasing Lenders in an aggregate amount equal to such Term Loan Increase by using the procedures set forth herein for Loans made on the Effective Date (as such procedures may be adjusted by the Administrative Agent in its reasonable discretion) and from each Assuming Lender and each Increasing Lender pro rata in accordance with its portion of the Term Loan Increase; provided that the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Applicable Percentage of such Lenders (after giving effect to such Term Loan Increase). Immediately prior to the funding of the new Loans on the Term Loan Increase Date, the Administrative Agent shall amend Schedule 1.01(b) to reflect the aggregate amount of each Lender’s Loans (including increasing Lenders and Assuming Lenders).

Section 2.07.     Repayment of Loans; Evidence of Debt.

(a)          Repayment. Subject to, and in accordance with, the terms of this Agreement, the Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Maturity Date.

(b)          Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than the time set forth in Section 2.08(f) prior to the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing (except as otherwise provided in Section 2.11(b)).

(c)          Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)          Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(e)          Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

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(f)          Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its permitted registered assigns) and in a form attached hereto as Exhibit C. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its permitted registered assigns).

Section 2.08.     Prepayment of Loans.

(a)          Optional Prepayments.

(i)          The Borrower shall have the right at any time and from time to time (but subject to Section 2.08(d)) to prepay any Borrowing in whole or in part, subject to the requirements of this Section. Each prepayment in part under this Section 2.08 shall be in a minimum amount of $1,000,000 or a larger multiple of $100,000.

(ii)          Prepayment Premium. Upon any optional prepayment of Loans under Section 2.08(a)(i), the Borrower shall pay to the holders of such Loans a prepayment premium in respect of the principal amount of such Loans so prepaid in an amount equal to (x) 2% of such principal amount for any prepayment made on or before the first anniversary of the Effective Date or (y) 1% of such principal amount for any prepayment made after the first anniversary of the Effective Date and on or before the second anniversary of the Effective Date. No prepayment premium shall be required hereunder (subject to Section 2.13) in respect of any prepayment of such Loans made on or after such second anniversary. No such prepayment premium will be payable in connection with any mandatory prepayment made in accordance with Sections 2.08(b) or (d).

(b)          Mandatory Prepayments due to Collateral Base Deficiency. In the event that the aggregate principal amount of the outstanding Loans exceeds the aggregate amount of the Loans listed on Schedule 1.01(b) (as amended pursuant to Section 2.06), the Borrower shall prepay (subject to Section 2.08(d)) Loans in such amount as shall be necessary so that the aggregate principal amount of the outstanding Loans does not exceed the aggregate amount of the Loans listed on Schedule 1.01(b) (as amended pursuant to Section 2.06). In the event that at any time any Collateral Base Deficiency shall exist, within 5 Business Days, the Borrower shall (subject to Section 2.08(d)) either prepay (x) the Revolving Loans so that the Collateral Base Deficiency is promptly cured or (y) the Revolving Loans, the Loans and the Other Covered Indebtedness in such amounts as shall be necessary so that such Collateral Base Deficiency is promptly cured (and, as among the Loans and the Other Covered Indebtedness, at least ratably (based on the outstanding principal amount of such indebtedness) as to prepayment of Loans in relation to the Other Covered Indebtedness); provided, that if within such 5 Business Day period, the Borrower shall present to the Administrative Agent a reasonably feasible plan that will enable any such Collateral Base Deficiency to be cured within 30 Business Days of the occurrence of such Collateral Base Deficiency (which 30-Business Day period shall include the 5 Business Days permitted for delivery of such plan), then such prepayment or reduction shall be effected in accordance with such plan (subject, for the avoidance of doubt, to the limitations as to the allocation of such prepayments set forth above in this Section 2.08(b)). Notwithstanding the foregoing, the Borrower shall pay interest in accordance with Section 2.10(c) for so long as the Covered Debt Amount exceeds the Collateral Base during such 30-Business Day Period. For clarity, in the event that the Collateral Base Deficiency is not cured prior to the end of such 5 Business Day period (or, if applicable, such 30- Business Day period), it shall constitute an Event of Default under clause (a) of Article VIII.

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(c)          [Intentionally Omitted].

(d)          Mandatory Prepayments after the Occurrence and During the Continuance of Events of Default.

(i)           Unless otherwise expressly provided in Section 8 of the Guaranty and Security Agreement, upon the occurrence and during the continuance of an Event of Default or an event of default under the Revolving Credit Facility, each mandatory and optional prepayment by the Borrower on account of the Loans and/or the Revolving Loans shall be made and applied ratably (based on the outstanding principal amounts of such indebtedness) to the Loans and the Revolving Loans, except to the extent that Section 2.08(d)(ii) permits a greater proportion of such prepayment to be applied to the Revolving Loans.

(ii)          In the case of any prepayment to be made on account of Loans under Section 2.08(d)(i), the Borrower may, at its option, request each Lender to waive its right to receive its pro rata share of such prepayment (each such amount, a “Declined Amount”). Such request shall be in writing and delivered to the Lenders and the Administrative Agent not less than five Business Days prior to the proposed prepayment date. If any Lender agrees (in its sole discretion) to such request and such Lender consents to such waiver of the prepayment of its Declined Amount in writing to the Borrower and the Administrative Agent prior to the time such prepayment is required or proposed to be made, the Borrower shall apply such Declined Amount to prepayment of the Revolving Loans.

(e)          Notices, Etc. The Borrower shall notify the Administrative Agent in writing or by telephone (followed promptly by written confirmation) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing under Section 2.08(a), not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing under Section 2.08(a), or any prepayment under Section 2.08(b), not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that any notice of a prepayment may state that it is conditioned upon the effectiveness of other credit facilities or note or equity offerings, the consummation of a particular transaction (including an asset sale or the occurrence of a change of control), in which case such notice may be revoked (or the prepayment date extended) by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied, but still subject to Section 2.13. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(b).

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Section 2.09.     Fees.

(a)          Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(b)          Payment of Fees and Expenses. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances absent manifest error. Any fees representing the Borrower’s reimbursement obligations for expenses, to the extent requirements of invoice not otherwise specified in this Agreement, shall be due (subject to the other terms and conditions contained herein) within ten Business Days of the date that the Borrower receives from the Administrative Agent a reasonably detailed invoice for such reimbursement obligations.

Section 2.10.     Interest.

(a)          ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)          Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the related Interest Period for such Borrowing plus the Applicable Margin.

(c)          Default Interest. Notwithstanding the foregoing, if any Event of Default described in clause (a), (b), (d) (only with respect to Section 6.07), (h), (i), (j) or (p) of Article VII has occurred and is continuing, or on demand of the Administrative Agent or the Required Lenders if any Event of Default described in any other clause of Article VII has occurred and is continuing, or if the Covered Debt Amount exceeds the Collateral Base during the 30-Business Day period referred to in Section 2.08(b), the interest applicable to Loans shall accrue, and any fee or other amount not paid when due by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above, or (ii) in the case of any fee or other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

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(d)          Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan in Dollars and upon termination in full of the Loans; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)          Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent and such determination shall be conclusive absent manifest error.

Section 2.11.         Eurocurrency Borrowing Provisions.

(a)          Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing:

(i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(ii)         the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Eurocurrency Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders in writing or by telephone (promptly confirmed in writing) or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (ii) if the Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing. Any such notice shall set forth the basis for any such determination by the Administrative Agent or the Required Lenders, as applicable.

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(b)          Illegality. Without duplication of any other rights that any Lender has hereunder, if any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful for any Lender to make, maintain or fund Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower and the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Borrowings or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Eurocurrency Borrowings the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) all Eurocurrency Borrowings of such Lender shall automatically convert to ABR Borrowings (the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Borrowings and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

Section 2.12.         Increased Costs.

(a)         Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)         impose on any Lender or the London interbank market any other condition, cost or expense (other than (x) Covered Taxes and Other Taxes, in each case to the extent covered by Section 2.14, and (y) Excluded Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or participation therein;

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and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Eurocurrency Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) with respect to such Lender’s Eurocurrency Loans, then the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity position), by an amount deemed to be material by such Lender, then from time to time the Borrower will pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts, in Dollars, necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Obligor shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower in writing of any such Change in Law giving rise to such increased costs or reductions.

Section 2.13.         Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(f) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

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(i)          the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan referred to in clauses (a), (b), (c) or (d) of this Section 2.13 denominated in Dollars for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Eurocurrency Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for Dollars for such Interest Period, over

(ii)         the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in Dollars from other banks in the Eurocurrency market at the commencement of such period.

Payments under this Section shall be made upon written request of a Lender delivered to the Borrower not later than 30 Business Days following a payment, conversion, or failure to borrow, convert, continue or prepay that gives rise to a claim under this Section, accompanied by a written certificate of such Lender setting forth in reasonable detail the amount or amounts that such Lender is entitled to receive pursuant to this Section, which certificate shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.14.         Taxes.

(a)          Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Covered Taxes; provided that if the Borrower shall be required to deduct any Covered Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)          Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender for and, within 10 Business Days after written demand therefor, pay the full amount of any Covered Taxes or Other Taxes (including Covered Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14(c)) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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(d)          Evidence of Payments. As soon as practicable after any payment of Covered Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Covered Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of such failure.

(e)          Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if the Borrower is resident for U.S. federal income tax purposes in the United States, (A) any Lender that is a “United States person” as defined in section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirement; and (B) each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent, but, in any event, only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

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(i)          duly completed executed originals of Internal Revenue Service Form W-8BEN or any successor form claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)         duly completed executed originals of Internal Revenue Service Form W-8ECI or any successor form certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate, signed under penalties of perjury, to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed executed originals of Internal Revenue Service Form W-8BEN (or any successor form) certifying that the Foreign Lender is not a United States Person, or

(iv)        any other form including Internal Revenue Service Form W-8IMY, as prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

In addition, each Lender shall deliver such forms promptly upon the expiration or invalidity of any form previously delivered by such Lender; provided it is legally able to do so at the time. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time that it becomes aware that it no longer satisfies the legal requirements to provide any previously delivered form or certificate to the Borrower (or any other form of certification adopted by the U.S. or other taxing authorities for such purpose).

(f)          If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Administrative Agent and the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from any such payment. Solely for purposes of this Section 2.14(f), “FATCA” shall include any amendment made to FATCA after the date hereof.

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(g)          Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund or credit of any Covered Taxes or Other Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by any Obligor with respect to the Covered Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the Administrative Agent or any Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that the Borrower, upon the request of the Administrative Agent or any Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or any Lender in the event the Administrative Agent or any Lender is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Administrative Agent or such Lender in a less favorable net position after-Taxes than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns or its books or records (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 2.15.         Payments Generally; Pro Rata Treatment: Sharing of Set-offs.

(a)          Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or under Section 2.12, 2.13 or 2.14, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

All amounts owing under this Agreement (including fees, payments required under Sections 2.12 and 2.13 or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars.

(b)          Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

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(c)          Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, pro rata according to the amounts of their respective Loans; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Loans (in the case of the making of Loans) or their respective Loans (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d)          Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)          Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Federal Funds Effective Rate.

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(f)          Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a) or (b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.16.         Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then so long as such Lender is a Defaulting Lender, the Loans held by such Defaulting Lender shall not be included in determining whether all Lenders, two-thirds of the Lenders or the Required Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment or waiver pursuant to Section 9.02, except for any amendment or waiver described in Section 9.02(b)(i), (ii) or (iii)); provided that any waiver, amendment or modification requiring the consent of all Lenders, two-thirds of the Lenders or each affected Lender which affects such Defaulting Lender differently than other Lenders or affected Lender, as applicable, shall require the consent of such Defaulting Lender.

In the event that the Administrative Agent and the Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on the date of such agreement, such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for the Lenders to hold the Loans in accordance with their Applicable Percentage.

Section 2.17.         Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future, or eliminate the circumstance giving rise to such Lender exercising its rights under Section 2.11(b) and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Borrower and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)          Replacement of Lenders. If any Lender exercises its rights under Section 2.11(b) or requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, or if any Lender becomes a Defaulting Lender, or if any Lender becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)          Defaulting Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Article III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 3.01.         Organization; Powers. Each of the Borrower and its Subsidiaries, as applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where the failure to do so could reasonably be expected to result in a Material Adverse Effect.

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Section 3.02.         Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03.         Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority (including the Investment Company Act and the rules, regulations and orders issued by the SEC thereunder), (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

Section 3.04.         Financial Condition; No Material Adverse Effect.

(a)          Financial Statements. The financial statements delivered to the Administrative Agent and the Lenders by the Borrower on or before the date hereof, as of and for the fiscal year ended September 30, 2011 and as of and for the fiscal quarters ended March 31, 2012 and June 30, 2012 present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for the applicable period in accordance with GAAP, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes. None of the Borrower or any of its Subsidiaries has any material contingent liabilities, material liabilities for taxes, material unusual forward or material long-term commitments or material unrealized or anticipated losses from any unfavorable commitments not reflected in the financial statements referred to above.

(b)          No Material Adverse Effect. Since September 30, 2011, there has not been any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.05.         Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve this Agreement or the Transactions.

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Section 3.06.         Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Borrower could reasonably be expected to result in a Material Adverse Effect.

Section 3.07.         Taxes. Each of the Borrower and its Subsidiaries has timely filed or has caused to be timely filed all material U.S. federal, state and local Tax returns that are required to be filed by it and all other material Tax returns that are required to be filed by it and has paid all Taxes for which it is directly or indirectly liable and any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, other than any Taxes, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of Taxes and other governmental charges are adequate. Neither the Borrower nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local and foreign Taxes or other impositions, and no Tax lien has been filed with respect to the Borrower or any of its Subsidiaries. There is no proposed Tax assessment against the Borrower or any of its Subsidiaries, and there is no basis for such assessment. The period within which United States federal income Taxes may be assessed against any of the Borrower or any of its Subsidiaries has expired for all taxable years ending on or before December 31, 2006.

Section 3.08.         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 3.09.         Disclosure.

(a)          All written reports, financial statements, certificates and other written information (other than projected financial information, other forward-looking information, information relating to third parties, and information of a general economic or general industry nature) which has been made available to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document, taken as a whole, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein at the time made and taken as a whole (and after giving effect to all written updates provided by the Borrower to the Administrative Agent for delivery to the Lenders from time to time) not misleading in light of the circumstances under which such statements were made; and

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(b)          All financial projections, pro forma financial information and other forward-looking information which has been delivered to the Administrative Agent or any Lender by or on behalf of Borrower in connection with the transactions contemplated by this Agreement or delivered under any Loan Document are based upon good faith assumptions and, in the case of financial projections and pro forma financial information, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant uncertainty and contingencies (many of which are beyond the control of the Borrower) and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

Section 3.10.         Investment Company Act; Margin Regulations.

(a)          Status as Business Development Company. The Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC (and has qualified as a RIC at all times since June 13, 2012).

(b)          Compliance with Investment Company Act. The business and other activities of the Borrower and its Subsidiaries do not result in a violation or breach of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, except where such breaches or violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)          Investment Policies. The Borrower is in compliance in all material respects with the Investment Policies.

(d)          Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. On the Effective Date, neither the Borrower nor any of its Subsidiaries own any Margin Stock.

Section 3.11.         Material Agreements and Liens.

(a)          Material Agreements. Schedule 3.11(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the Effective Date, and the aggregate principal or face amount outstanding or that is, or may become, outstanding under each such arrangement is correctly described in Schedule 3.11(a).

(b)          Liens. Schedule 3.11(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the Effective Date covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien as of the Effective Date is correctly described in Schedule 3.11(b).

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Section 3.12.         Subsidiaries and Investments.

(a)          Subsidiaries. Set forth in Schedule 3.12(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 3.12(a), as of the Effective Date, (x) the Borrower owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 3.12(a), and (y) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable.

(b)          Investments. Set forth in Schedule 3.12(b) is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c), (d), (e) and (g) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 3.12(b), as of the Effective Date each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02), all such Investments.

Section 3.13.         Properties.

(a)          Title Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)          Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.14.         Solvency. On the Effective Date, and upon the incurrence of any extension of credit hereunder, on any date on which this representation and warranty is made, (a) the Borrower will be Solvent on a unconsolidated basis, and (b) each Subsidiary Guarantor will be Solvent on a consolidated basis with the other Obligors.

Section 3.15.         Affiliate Agreements. As of the Effective Date, the Borrower has heretofore delivered to each of the Lenders true and complete copies of each of the Affiliate Agreements (including any schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the Effective Date, (a) each of the Affiliate Agreements is in full force and effect, and (b) Medley Capital LLC (which, as of the Effective Date, is under the Control of Brook Taube, Andrew Fentress and Seth Taube) Controls the Investment Advisor.

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Section 3.16.         Structured Subsidiaries

(a)          There are no agreements or other documents relating to any Structured Subsidiary binding upon the Borrower or any of its Subsidiaries (other than such Structured Subsidiary) other than as permitted under the definition thereof.

(b)          The Borrower has not Guaranteed the Indebtedness or other obligations in respect of any credit facility relating to the Structured Subsidiaries, other than pursuant to Standard Securitization Undertakings.

Article IV

CONDITIONS

Section 4.01.         Effective Date. The effectiveness of this Agreement and of the obligations of the Lenders to make Loans hereunder shall not become effective until completion of each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02):

(a)          Documents. Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent (and to the extent specified below to each Lender) in form and substance:

(i)          Executed Counterparts. From each party hereto either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

(ii)         Revolving Amendment No. 1. The Revolving Amendment No. 1, duly executed and delivered by each of the parties to the Revolving Amendment No. 1 (including all exhibits and schedules thereto).

(iii)        Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dechert LLP, counsel for the Obligors, in form and substance reasonably acceptable to the Administrative Agent and covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

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(iv)        Corporate Documents. (v) Copies of the organizational documents of each Obligor certified as of a recent date by the appropriate governmental official, (w) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, (x) resolutions of the board of directors or similar governing body of each Obligor approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, (y) a good standing certificate from the applicable Governmental Authority of each Obligor’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(v)         Officer’s Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in Sections 4.02(a), (b), (c) and (d).

(vi)        Custodian Agreement. A duly executed and delivered Amended and Restated Custody Control Agreement among the Borrower, the Collateral Agent and the Custodian.

(b)          Liens. The Administrative Agent shall have received results of a recent lien search in each relevant jurisdiction with respect to the Obligors, confirming the priority of the Liens in favor of the Collateral Agent created pursuant to the Security Documents and revealing no liens on any of the assets of the Borrower or its Subsidiaries except for Liens permitted under Section 6.02 or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent. Subject to Section 5.08(c)(ii), all UCC financing statements, control agreements and other documents or instruments required to be filed or executed and delivered in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Collateral (to the extent that such a security interest may be perfected by filing, possession or control under the Uniform Commercial Code and as required by Section 5.08(c) and the Guarantee and Security Agreement) shall have been properly filed or executed and delivered in each jurisdiction required.

(c)          Financial Statements. The Administrative Agent and the Lenders shall have received prior to the execution of this Agreement the consolidated statement of assets and liabilities and the related consolidated statements of operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its Subsidiaries as of and for the fiscal quarter ended June 30, 2012, all certified in writing by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. The Administrative Agent and the Lenders shall have received any other financial statements of the Borrower and its Subsidiaries as they shall reasonably request.

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(d)          Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors in connection with the Transactions, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Transactions or any transaction being financed with the proceeds of the Loans shall be ongoing. The Administrative Agent shall have received any other evidence reasonably requested by and reasonably satisfactory to the Administrative Agent as to compliance with all material legal and regulatory requirements applicable to the Borrower and its Subsidiaries and all legal and regulatory requirements applicable to the Transactions.

(e)          No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or threatened in any court or before any arbitrator or Governmental Authority that relates to the Transactions or that could have a Material Adverse Effect.

(f)          Solvency Certificate. On the Effective Date, the Administrative Agent shall have received a solvency certificate of the chief financial officer of the Borrower dated as of the Effective Date and addressed to the Administrative Agent and the Lenders, and in form, scope and substance reasonably satisfactory to Administrative Agent, with appropriate attachments and demonstrating that both before and after giving effect to the Transactions, (a) the Borrower will be Solvent on a unconsolidated basis, and (b) each Subsidiary Guarantor will be Solvent on a consolidated basis with the other Obligors.

(g)          Investment Policies. The Administrative Agent shall have received the Investment Policies as in effect on the Effective Date in form and substance satisfactory to the Administrative Agent.

(h)          Due Diligence. No information shall have become available which the Administrative Agent believes has had, or could reasonably be expected to have, a Material Adverse Effect or is inconsistent in a material and adverse manner with any information or materials previously provided to Administrative Agent in connection with its due diligence review of the Borrower and its Affiliates.

(i)          Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and expenses related to this Agreement owing on the Effective Date, including any up-front fee due to any Lender on the Effective Date.

(j)          Default. No Default or Event of Default shall have occurred and be continuing under this Agreement, nor any default or event of default that permits acceleration of any Material Indebtedness, immediately before and after giving effect to the Transactions, any incurrence of Indebtedness hereunder and the use of the proceeds hereof on a pro forma basis.

(k)          Evidence of Insurance. The Administrative Agent shall have received a certificate from the Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to the Loan Documents is in full force and effect.

(l)          Patriot Act. The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by the Administrative Agent and each such Lender.

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(m)          Guarantee and Security Agreement. The Administrative Agent shall have received the Guarantee and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by each of the parties to the Guarantee and Security Agreement.

(n)          Other Documents. The Administrative Agent shall have received such other documents, instruments, certificates, opinions and information as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

The contemporaneous exchange and release of executed signature pages by each of the Persons contemplated to be a party hereto shall render this Agreement effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

Section 4.02.         Each Credit Event. The obligation of each Lender to make any Loan, including any such extension of credit on the Effective Date or in connection with any Term Loan Increase, is additionally subject to the satisfaction of the following conditions:

(a)          the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of such Loan, or, as to any such representation or warranty that refers to a specific date, as of such specific date;

(b)          at the time of such Loan, no Default shall have occurred and be continuing or would result from such Loan after giving effect thereto;

(c)          either (i) the aggregate Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Collateral Base reflected on the Collateral Base Certificate most recently delivered to the Administrative Agent or (ii) the Borrower shall have delivered an updated Collateral Base Certificate demonstrating that the Covered Debt Amount (after giving effect to such extension of credit) shall not exceed the Collateral Base after giving effect to such extension of credit as well as any concurrent acquisitions of Portfolio Investments by the Borrower or payment of outstanding Loans or Other Covered Indebtedness;

(d)          after giving effect to such extension of credit, the Borrower shall be in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e); and

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(e)          the Administrative Agent shall have received a Collateral Base Certificate dated as of the date of such Loan, showing a calculation of the Collateral Base as of the date thereof in form and substance reasonably satisfactory to the Administrative Agent.

Article V

AFFIRMATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 5.01.         Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

(a)          within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statement of assets and liabilities and the related consolidated statements of operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent full fiscal year information is available), all reported on by Ernst and Young LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (which report shall be unqualified as to going concern and scope of audit and shall not contain any explanatory paragraph or paragraph of emphasis with respect to going concern); provided that the requirements set forth in this clause (a) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-K for the applicable fiscal year;

(b)          within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the consolidated statement of assets and liabilities and the related consolidated statements of operations, changes in net assets and cash flows and related schedule of investments of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the statement of assets and liabilities, as of the end of) the corresponding period or periods of the previous fiscal year (to the extent such information is available for the previous fiscal year), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled by providing to the Administrative Agent for distribution to each Lender the report filed by the Borrower with the SEC on Form 10-Q for the applicable quarterly period;

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(c)          concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) to the extent the requirements in clause (a) and (b) are not fulfilled by the Borrower delivering the applicable report delivered to (or filed with) the SEC, certifying that such statements are consistent with the financial statements filed by the Borrower with the SEC, (ii) certifying as to whether the Borrower has knowledge that a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.05(b) (except that with respect to any certificate delivered in connection with the delivery of any financial statement under clause (b) of this Section, instead of showing compliance with Section 6.05(b) the Borrower shall provide (A) a reasonably detailed calculation of net investment income and taxable income of the Borrower for (x) the applicable quarterly period (the “testing quarter”) and (y), as applicable, for the period commencing at the start of the applicable fiscal year of the Borrower (such fiscal year shall be the year during which such testing quarter occurs) and ending on the last day of such testing quarter, (B) a statement of the amount of distributions that the Borrower has made pursuant to Section 6.05(b), solely with respect to the net investment income or taxable income of the Borrower for such fiscal year, for the period commencing at the start of such fiscal year and ending on the last day of such testing quarter and (C) an estimate of what the Borrower in good faith believes will be the net investment income and taxable income of the Borrower for the period commencing on the first day immediately following such testing quarter and ending on the last day of such fiscal year) and 6.07 and (iv) stating whether any change in GAAP as applied by (or in the application of GAAP by) the Borrower has occurred since the Effective Date (but only if the Borrower has not previously reported such change to the Administrative Agent and if such change has had a material effect on the financial statements) and, if any such change has occurred (and has not been previously reported to the Administrative Agent), specifying the effect of such change on the financial statements accompanying such certificate;

(d)          as soon as available and in any event not later than twenty (20) calendar days after the end of each monthly accounting period (ending on the last day of each calendar month) of the Borrower and its Subsidiaries, a Collateral Base Certificate as of the last day of such accounting period;

(e)          promptly but no later than two Business Days after any Financial Officer of the Borrower shall at any time have knowledge that there is a Collateral Base Deficiency, a Collateral Base Certificate as at the date such Financial Officer has knowledge of such Collateral Base Deficiency indicating the amount of the Collateral Base Deficiency as at the date such Financial Officer obtained knowledge of such deficiency and the amount of the Collateral Base Deficiency as of the date not earlier than two Business Days prior to the date the Collateral Base Certificate is delivered pursuant to this paragraph;

(f)          promptly upon receipt thereof copies of all significant and non-routine written reports submitted to the management or board of directors of the Borrower by the Borrower’s independent public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower or any of its Subsidiaries delivered by such accountants to the management or board of directors of the Borrower (other than the periodic reports that the Borrower’s independent auditors provide, in the ordinary course, to the Borrower’s audit committee);

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(g)          promptly after the same become publicly available, copies of all other periodic and other reports, proxy statements and other materials sent to stockholders and filed by the Borrower or any of its Subsidiaries with the SEC or with any national securities exchange, as the case may be;

(h)          within 45 days after each Valuation Testing Date, all internal and external valuation reports relating to the Eligible Portfolio Investments (including all valuation reports delivered by the Approved Third-Party Appraiser in connection with the quarterly appraisals of Unquoted Investments in accordance with Section 5.12(b)(ii)(B)) and the underwriting memoranda for all Eligible Portfolio Investments included in such valuation reports, along with any other information relating to the Eligible Portfolio Investments as reasonably requested by the Administrative Agent or any Lender; provided that the underwriting memoranda for a particular Eligible Portfolio Investment of an Obligor shall only be required to be delivered within 30 days of the initial closing of such Eligible Portfolio Investment and at no other time;

(i)          to the extent not otherwise provided by the Custodian, within thirty (30) days after the end of each month, updated copies of custody reports (including, to the extent available, an itemized list of each Portfolio Investment held in any Custodian Account owned by the Borrower or any of its Subsidiaries) with respect to any custodian account owned by the Borrower or any of the Subsidiary Guarantors;

(j)          within 45 days after the end of each fiscal quarter of the Borrower commencing with the first fiscal quarter to end on or after the date on which the Borrower has any Financing Subsidiary, a certificate of a Financial Officer of the Borrower certifying that attached thereto is a complete and correct description of all Portfolio Investments as of the date thereof, including, with respect to each such Portfolio Investment, the name of the Borrower or Subsidiary holding such Portfolio Investment and the name of the Portfolio Company of such Portfolio Investment; and

(k)          promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Section 5.02.         Notices of Material Events. Upon the Borrower becoming aware of any of the following, the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)          the occurrence of any Default (provided that if such Default is subsequently cured within the time periods set forth herein, the failure to provide notice of such Default shall not itself result in an Event of Default hereunder);

(b)          the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

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(c)          the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000; and

(d)          any other development (excluding matters of a general economic, financial or political nature to the extent that they could not reasonably be expected to have a disproportionate effect on the Borrower) that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03.         Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03.

Section 5.04.         Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities and material contractual obligations, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05.         Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business, operating in the same or similar locations.

Section 5.06.         Books and Records; Inspection and Audit Rights.

(a)          Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice to the Borrower, to (i) visit and inspect its properties, to examine and make extracts from its books and records, and (ii) discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Borrower or such Subsidiary shall be entitled to have its representatives and advisors present during any inspection of its books and records or meeting with its independent accountants; provided, further, that the Administrative Agent and the Lenders shall not conduct more than two (2) such visits and inspections in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent visits and inspections during such calendar year.

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(b)          Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower’s computation of the Collateral Base and the assets included in the Collateral Base (including, for clarity, audits of any Agency Accounts, funds transfers and custody procedures), all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable, documented fees and expenses of representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided that the Borrower shall not be required to pay such fees and expenses for more than one such evaluation or appraisal during any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent evaluation or appraisal during such calendar year. The Borrower also agrees to modify or adjust the computation of the Collateral Base and/or the assets included in the Collateral Base, to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal indicating that such computation or inclusion of assets is not consistent with the terms of this Agreement; provided that if the Borrower demonstrates that such evaluation or appraisal is incorrect, the Borrower shall be permitted to re-adjust its computation of the Collateral Base.

Section 5.07.         Compliance with Laws and Agreements. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, including the Investment Company Act (if applicable to such Person), and orders of any Governmental Authority applicable to it (including orders issued by the SEC) or its property and all indentures, agreements and other instruments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08.         Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)         Subsidiary Guarantors.

(i)          In the event that (1) the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than a Financing Subsidiary), or that any other Person shall become a “Subsidiary” within the meaning of the definition thereof (other than a Financing Subsidiary); (2) any Structured Subsidiary shall no longer constitute a “Structured Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08); or (3) any SBIC Subsidiary shall no longer constitute a “SBIC Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.08), the Borrower will, in each case, on or before thirty (30) days following such Person becoming a Subsidiary or such Financing Subsidiary no longer qualifying as such, cause such new Subsidiary or former Financing Subsidiary to become a “Subsidiary Guarantor” (and, thereby, an “Obligor”) under the Guarantee and Security Agreement pursuant to a Guarantee Assumption Agreement and to deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.

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(ii)         The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each Structured Subsidiary as an Obligor only for so long as such Person qualifies as a “Structured Subsidiary” pursuant to the definition thereof, and thereafter such Person shall no longer constitute a “Structured Subsidiary” for any purpose of this Agreement or any other Loan Document.

(iii)        The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each SBIC Subsidiary as an Obligor only for so long as such Person qualifies as an “SBIC Subsidiary” pursuant to the definition thereof, and thereafter such Person shall no longer constitute an “SBIC Subsidiary” for any purpose of this Agreement or any other Loan Document.

(b)          Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary; provided that the foregoing shall not prohibit any transaction permitted under Sections 6.03 or 6.04, so long as after giving effect to such permitted transaction each of the remaining Subsidiaries is a wholly owned Subsidiary.

(c)          Further Assurances. The Borrower will, and will cause each of the Subsidiary Guarantors to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Subsidiary Guarantors, to:

(i)          take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Collateral Agent for the benefit of the Lenders (and any Affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower), the holders of the Revolving Indebtedness and the holders of any Secured Longer-Term Indebtedness, pursuant to the Security Documents, perfected security interests and Liens in the Collateral; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents;

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(ii)         with respect to each deposit account or securities account of the Obligors (other than (A) any such accounts that are maintained by the Borrower in its capacity as “servicer” for a Financing Subsidiary or any Agency Account, (B) any such accounts which hold solely money or financial assets of a Financing Subsidiary, (C) any payroll account so long as such payroll account is coded as such, (D) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment, and (E) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (E), does not at any time exceed $75,000; provided that in the case of each of the foregoing clauses (A) through (E), no other Person (other than the depository institution at which such account is maintained) shall have “control” over such account (within the meaning of the Uniform Commercial Code), cause each bank or securities intermediary (within the meaning of the Uniform Commercial Code) to enter into such arrangements with the Collateral Agent as shall be appropriate in order that the Collateral Agent has “control” (within the meaning of the Uniform Commercial Code) over each such deposit account or securities account (each, a “Control Account”) and in that connection, the Borrower agrees, subject to Sections 5.08(c)(iv) and (v) below, to cause all cash and other proceeds of Portfolio Investments received by any Obligor to be immediately deposited into a Control Account (or otherwise delivered to, or registered in the name of, the Collateral Agent) and, both prior to and following such deposit, delivery or registration such cash and other proceeds shall be held in trust by the Borrower for the benefit of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor or any other Person (including with any money or financial assets of the Borrower in its capacity as “servicer” for a Structured Subsidiary, or any money or financial assets of a Structured Subsidiary, or any money or financial assets of the Borrower in its capacity as an agent or administrative agent for any other Bank Loans (as defined in Section 5.13) subject to Section 5.08(c)(v) below);

(iii)        cause the Financing Subsidiaries to execute and deliver to the Administrative Agent such certificates and agreements, in form and substance reasonably satisfactory to the Administrative Agent, as it shall determine are necessary to confirm that such Financing Subsidiary qualifies or continues to qualify as a “Structured Subsidiary” or an “SBIC Subsidiary”, as applicable, pursuant to the definitions thereof;

(iv)        in the case of any Portfolio Investment consisting of a Bank Loan that does not constitute all of the credit extended to the underlying borrower under the relevant underlying loan documents and a Financing Subsidiary holds any interest in the loans or other extensions of credit under such loan documents, (x)(1) cause the interest owned by such Financing Subsidiary to be evidenced by a separate note or notes which note or notes are either (A) in the name of such Financing Subsidiary or (B) in the name of the Borrower, endorsed in blank and delivered to the applicable Financing Subsidiary and beneficially owned by the Financing Subsidiary and (2) not permit such Financing Subsidiary to have a participation acquired from an Obligor in such underlying loan documents and the extensions of credit thereunder or any other indirect interest therein acquired from an Obligor; and (y) ensure that, subject to Section 5.08(c)(v) below, all amounts owing to any Obligor by the underlying borrower or other obligated party are remitted by such borrower or obligated party (or the applicable administrative agents, collateral agents or equivalent Person) directly to the Custodian Account and no other amounts owing by such underlying borrower or obligated party are remitted to the Custodian Account;

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(v)         in the event that any Obligor is acting as an agent or administrative agent under any loan documents with respect to any Bank Loan (or is acting in an analogous agency capacity under any note purchase agreements with respect to any Mezzanine Investment) and such Obligor does not hold all of the credit extended to the underlying borrower or issuer under the relevant underlying loan documents or note purchase agreements, ensure that (1) all funds held by such Obligor in such capacity as agent or administrative agent is segregated from all other funds of such Obligor and clearly identified as being held in an agency capacity (an “Agency Account”); (2) all amounts owing on account of such Bank Loan or Mezzanine Investment by the underlying borrower or other obligated party are remitted by such borrower or obligated party to either (A) such Agency Account or (B) directly to an account in the name of the underlying lender to whom such amounts are owed (for the avoidance of doubt, no funds representing amounts owing to more than one underlying lender may be remitted to any commingled account other than the Agency Account); and within one (1) Business Day after receipt of such funds, such Obligor acting in its capacity as agent or administrative agent shall distribute any such funds belonging to any Obligor to the Custodian Account (provided that if any distribution referred to in this clause (c) is not permitted by applicable bankruptcy law to be made as a result of the bankruptcy of the underlying borrower, such Obligor shall use commercially reasonable efforts to obtain permission to make such distribution and shall make such distribution as soon as legally permitted to do so);

(vi)        except as otherwise set forth in clause Section 5.08(c)(iv) above, cause all Portfolio Investments held by an Obligor that are Bank Loans to be evidenced by promissory notes in the name of such Obligor, cause such Obligor to be party to the underlying loan documents as a “lender” having a direct interest (or a participation not acquired from an Affiliate) in such underlying loan documents and the extensions of credit thereunder, and cause all such underlying loan and other documents relating to any such Portfolio Investment (including, without limitation, such promissory notes that are owned by an Obligor) to be held by (x) the Collateral Agent or (y) the Custodian pursuant to the terms of a Custodian Agreement and, unless delivered to the Collateral Agent, such Bank Loan shall be credited to the Custodian Account; provided that Borrower’s obligation to deliver underlying documentation (other than promissory notes, which must be delivered in the original) may be satisfied by delivery of copies of such underlying documentation; and

(vii)       in the case of any Portfolio Investment held by any Financing Subsidiary, including any cash collection related thereto, ensure that such Portfolio Investment shall not be held in any Custodian Account, or any other account of any Obligor.

Section 5.09.         Use of Proceeds. The Borrower will use the proceeds of the Loans only for general corporate purposes of the Borrower and its Subsidiaries (other than the Financing Subsidiaries, except to the extent permitted by Section 6.03(f)) in the ordinary course of business, including repayment of the Revolving Indebtedness, making distributions not prohibited by this Agreement and the acquisition and funding (either directly or through one or more wholly-owned Subsidiary Guarantors) of leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other Portfolio Investments; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. No part of the proceeds of any Loan will be used in violation of applicable law or, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. On the first day (if any) an Obligor acquires any Margin Stock or at any other time requested by the Administrative Agent or any Lender, the Borrower shall furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U. Margin Stock shall be purchased by the Obligors only with the proceeds of Indebtedness not directly or indirectly secured by Margin Stock (within the meaning of Regulation U), or with the proceeds of equity capital of the Borrower.

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Section 5.10.         Status of RIC and BDC. The Borrower shall at all times maintain its status as a RIC under the Code and as a “business development company” under the Investment Company Act.

Section 5.11.         Investment Policies. The Borrower shall at all times be in compliance in all material respects with its Investment Policies.

Section 5.12.         Portfolio Valuation and Diversification Etc.; Risk Factor Ratings;

(a)          Industry Classification Groups. For purposes of this Agreement, the Borrower shall assign each Eligible Portfolio Investment to an Industry Classification Group as reasonably determined by the Borrower. To the extent that the Borrower reasonably determines that any Eligible Portfolio Investment is not adequately correlated with the risks of other Eligible Portfolio Investments in an Industry Classification Group, such Eligible Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Eligible Portfolio Investment. In the absence of any such correlation, the Borrower shall be permitted, upon notice to the Administrative Agent for distribution to each Lender, to create up to three (3) additional industry classification groups for purposes of this Agreement.

(b)          Portfolio Valuation Etc.

(i)          Settlement Date Basis. For purposes of this Agreement, all determinations of whether a Portfolio Investment is an Eligible Portfolio Investment shall be determined on a settlement-date basis (meaning that any Portfolio Investment that has been purchased will not be treated as an Eligible Portfolio Investment until such purchase has settled, and any Eligible Portfolio Investment which has been sold will not be excluded as an Eligible Portfolio Investment until such sale has settled); provided that no such investment shall be included as an Eligible Portfolio Investment to the extent it has not been paid for in full.

(ii)         Determination of Values. For purposes of the Loan Documents, the Eligible Portfolio Investments shall be valued as follows:

(A)         Quoted Investments External Review. With respect to Eligible Portfolio Investments (including Cash Equivalents) for which market quotations are readily available (“Quoted Investments”), the Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments which shall, in each case, be determined in accordance with one of the following methodologies as selected by the Borrower (each such value, an “External Quoted Value”):

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(w)          in the case of public and 144A securities, the average of the bid prices as determined by two Approved Dealers selected by the Borrower,

(x)          in the case of Bank Loans, the average of the bid prices as determined by two Approved Dealers selected by the Borrower,

(y)          in the case of any Quoted Investment traded on an exchange, the closing price for such Eligible Portfolio Investment most recently posted on such exchange, and

(z)          in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Pricing Service; and

(B)         Unquoted Investments External Review. With respect to Eligible Portfolio Investments for which market quotations are not readily available (“Unquoted Investments”):

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(x)           Following the Revolving IVP Termination Date, for each November 30th, February 28th, May 31st and August 31st thereafter (or such other dates as are reasonably agreed by the Borrower and the Administrative Agent (provided that such testing dates shall occur not less than quarterly), each a “Term Valuation Testing Date”), the Administrative Agent through an Independent Valuation Provider will test the values as of such Term Valuation Testing Date of those Unquoted Investments that are Portfolio Investments included in the Collateral Base selected by the Administrative Agent (such selected assets, the “Term IVP Tested Assets” and such value, the “Term IVP External Unquoted Value”); provided that the fair value of such Portfolio Investments tested by the Independent Valuation Provider as of any Term Valuation Testing Date shall be approximately 25% (but in no event shall exceed 30%) of the aggregate value of the Unquoted Investments in the Collateral Base (the determination of fair value for such 25% threshold shall be based off of the last determination of value of the Portfolio Investments pursuant to this Section 5.12 and, for the avoidance of doubt, in the case of any Unquoted Investments acquired during the calendar quarter, the value shall be as determined pursuant to clause (E)(z)(2) below); provided, further that the Administrative Agent shall provide written notice to the Borrower, setting forth a description of which Unquoted Investments shall be Term IVP Tested Assets as of such Term Valuation Testing Date, not later than each November 15th, February 15th, May 15th and August 15th thereafter (or such other dates as are reasonably agreed by the Borrower and the Administrative Agent), as applicable. Each such valuation report shall also include the information required to comply with clause (iii) of paragraph 8 and paragraph 23 of Schedule 1.01(d) for a Term IVP Tested Asset (to the extent such provisions are applicable.).

(y)          With respect to all Unquoted Investments that are not IVP Tested Assets as of the Valuation Testing Date (the “Borrower Tested Assets”), the Borrower shall request an Approved Third-Party Appraiser to assist the Board of Directors of the Borrower in determining the fair market value of such Unquoted Investments, as of each Valuation Testing Date (such value, the “Borrower External Unquoted Value”), and to provide the Board of Directors with a written valuation report as part of that assistance each quarter. Each such valuation report shall also include the information required to comply with clause (iii) of paragraph 8 and paragraph 23 of Schedule 1.01(d).

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(C)         Internal Review. The Borrower shall conduct internal reviews to determine the value of all Eligible Portfolio Investments at least once each calendar week which shall take into account any events of which the Borrower has knowledge that adversely affect the value of any Eligible Portfolio Investment (each such value, an “Internal Value”).

(D)         Value of Quoted Investments. Subject to clauses (G) and (H) of this Section 5.12(b)(ii), the “Value” of each Quoted Investment for all purposes of this Agreement shall be the lowest of (i) the Internal Value of such Quoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (ii) the External Quoted Value of such Quoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(A), and (iii) the par or face value of such Quoted Investment.

(E)         Value of Unquoted Investments. Subject to clauses (G) and (H) of this Section 5.12(b)(ii),

(x)          if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls below the range of the External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B) of the Revolving Credit Facility (or, after the Revolving IVP Termination Date, Section 5.12(b)(ii)(B) of this Agreement), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) the par or face value of such Unquoted Investment;

(y)          (i) if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls above the range of the Borrower External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the Borrower External Unquoted Value and (ii) the par or face value of such Unquoted Investment;

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(ii)         if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) falls more than 5% above the midpoint of the range of the IVP External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B) of the Revolving Credit Facility (or, after the Revolving IVP Termination Date, Section 5.12(b)(ii)(B) of this Agreement), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the midpoint of the range of the IVP External Unquoted Value and (ii) the par or face value of such Unquoted Investment; and

(z)          if the Internal Value of any Unquoted Investment as most recently determined by the Borrower pursuant to Section 5.12(b)(ii)(C) is within the range of the Borrower External Unquoted Value, or within or not more than 5% above the midpoint of the range of the IVP External Unquoted Value, of such Unquoted Investment as most recently determined pursuant to Section 5.12(b)(ii)(B) of the Revolving Credit Facility (or, after the Revolving IVP Termination Date, Section 5.12(b)(ii)(B) of this Agreement), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the lower of (i) the Internal Value and (ii) the par or face value of such Unquoted Investment;

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except that:

(1)         if the difference between the highest and lowest Borrower External Unquoted Value in such range exceeds an amount equal to 6% of the midpoint of such range, the “Value” of such Unquoted Investment shall instead be deemed to be the lowest of (i) the lowest Borrower External Unquoted Value in such range, (ii) the Internal Value determined pursuant to Section 5.12(b)(ii)(C), and (iii) the par or face value of such Unquoted Investment; and

(2)         if an Unquoted Investment is acquired during a fiscal quarter, the “Value” of such Unquoted Investment shall be deemed to be equal to the lowest of (x) the Internal Value of such Unquoted Investment as determined by the Borrower pursuant to Section 5.12(b)(ii)(C), (y) the cost of such Unquoted Investment until such time as the External Unquoted Value of such Unquoted Investment is determined in accordance with Section 5.12(b)(ii)(B) of the Revolving Credit Facility (or, after the Revolving IVP Termination Date, Section 5.12(b)(ii)(B) of this Agreement), as at the Valuation Testing Date, and (z) the par or face value of such Unquoted Investment.

(F)         Actions Upon a Collateral Base Deficiency. If, based upon such weekly internal review, the Borrower determines that a Collateral Base Deficiency exists, then the Borrower shall, promptly and in any event within two Business Days as provided in Section 5.01(e), deliver a Collateral Base Certificate reflecting the new amount of the Collateral Base and shall take the actions, and make the payments and prepayments (if any), all as more specifically set forth in Section 2.08(b).

(G)         Failure to Determine Values. If the Borrower shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing sub-clauses (A), (B), (C), (D) or (E), then the “Value” of such Eligible Portfolio Investment as at such date shall be deemed to be zero. If the Revolving Administrative Agent (or, after the Revolving IVP Termination Date, the Administrative Agent) shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to Section 5.12(b)(ii) of the Revolving Credit Facility (or, after the Revolving IVP Termination Date, Section 5.12(b)(ii) of this Agreement), then the “Value” of such Eligible Portfolio Investment as at such date (subject to clause (H) below) shall be the lower of the Internal Value and the par or face value of such Unquoted Investment.

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(H)         Adjustment of Values. Notwithstanding anything herein to the contrary, the Administrative Agent, in its sole and absolute discretion exercised in good faith, may, and upon the request of Required Lenders, shall, reduce the Value of any Eligible Portfolio Investment (in which case the “Value” of such Eligible Portfolio Investment shall for all purposes hereof be deemed to be the Value assigned by the Administrative Agent) and/or exclude any Eligible Portfolio Investment from the Collateral Base entirely (the “Revalue Right”); provided that the exercise of the Administrative Agent’s Revalue Right shall not result in more than a Revalue Percent aggregate reduction in the Collateral Base in any fiscal quarter. Any such revision or exclusion shall be effective ten Business Days after the Administrative Agent’s delivery of notice thereof to the Borrower. At the option of the Administrative Agent, the Collateral Base shall be adjusted in the same manner (to the extent reasonably practicable) that the borrowing base is adjusted under the Revolving Credit Facility as a result of the Revolving Administrative Agent exercising its rights to revise or exclude the value of any investment included therein.

(iii)         Supplemental Testing of Values; Valuation Dispute Resolutions

Notwithstanding the foregoing, from and after the Revolving IVP Termination Date, the Administrative Agent, individually or at the request of the Required Lenders, shall at any time have the right to request any Portfolio Investment (other than IVP Tested Assets) included in the Collateral Base with a value determined pursuant to Section 5.12(b)(ii) to be independently tested by an Independent Valuation Provider. Subject to Section 5.12(b)(iv)(C) below, there shall be no limit on the number of such appraisals requested by the Administrative Agent and the costs of any such valuation shall be at the expense of the Borrower. If (x) the value of any Borrower Tested Asset determined pursuant to Section 5.12(b)(ii) is less than the value determined by the Independent Valuation Provider pursuant to this clause, then the value determined pursuant to Section 5.12(b)(ii) shall continue to be used as the “Value” for purposes of this Agreement and (y) if the value of any Borrower Tested Asset determined pursuant to Section 5.12(b)(ii) is greater than the value determined by the Independent Valuation Provider and the difference between such values is (1) less than or equal to 5% of the value determined pursuant to Section 5.12(b)(ii), then the value determined pursuant to Section 5.12(b)(ii) shall become the “Value” of such Portfolio Investment, (2) greater than 5% and less than or equal to 20% of the value determined pursuant to Section 5.12(b)(ii), then the “Value” of such Portfolio Investment shall become the average of the value determined pursuant to Section 5.12(b)(ii) and the value determined by the Independent Valuation Provider, and (3) greater than 20% of the value determined pursuant to Section 5.12(b)(ii), then the Borrower and the Administrative Agent shall retain an additional third-party appraiser and, upon the completion of such appraisal, the “Value” of such Portfolio Investment shall become the average of the three valuations (with the average of the value of the Independent Valuation Provider and value determined pursuant to Section 5.12(b)(ii) to be used until the third value is obtained).

For purposes of this Section 5.12(b)(iii), the Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider.

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(iv)          Generally Applicable Valuation Provisions

(A)         The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in the Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by the Administrative Agent and the Borrower.

(B)         All valuations shall be on a settlement date basis. For the avoidance of doubt, the value of any Portfolio Investments determined in accordance with any provision of this Section 5.12 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 5.12.

(C)         Subject to the last sentence of Section 9.03(a), the documented out-of-pocket costs of any valuation reasonably incurred by the Administrative Agent under this Section 5.12 shall be at the expense of the Borrower; provided that the Administrative Agent shall under no circumstances be required to incur expenses under Section 5.12(b)(iii) in excess of the IVP Supplemental Cap.

(D)         In addition, the values determined by the Independent Valuation Provider shall be deemed to be “Information” hereunder and subject to Section 9.13 hereof.

(E)         The Administrative Agent shall provide a copy of the final results of any valuation performed by the Independent Valuation Provider to any Lender promptly upon such Lender’s request.

(F)         The foregoing valuation procedures shall only be required to be used for purposes of calculating the Collateral Base and shall not be required to be utilized by the Borrower for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC820 or the Investment Company Act.

(G)         The Independent Valuation Provider shall be instructed to conduct its tests in a manner not disruptive to the business of the Borrower. The Administrative Agent shall notify the Borrower of its receipt of the final results of any such test promptly upon its receipt thereof and shall provide a copy of such results and the related report to the Borrower promptly upon the Borrower’s request.

(c)           Investment Company Diversification Requirements. The Borrower (together with its Subsidiaries to the extent required by the Investment Company Act) will at all times comply with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies. The Borrower will at all times, subject to applicable grace periods set forth in the Code, comply with the portfolio diversification and similar requirements set forth in the Code applicable to RICs.

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Section 5.13.         Calculation of Collateral Base. For purposes of this Agreement, the “Collateral Base” shall be determined, as at any date of determination, as the sum of the products obtained by multiplying (x) the Value of each Eligible Portfolio Investment by (y) the applicable Collateral Advance Rate; provided that:

(a)          the Collateral Advance Rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Collateral Base is composed entirely of Eligible Portfolio Investments issued by less than 15 different Portfolio Companies;

(b)          with respect to all Eligible Portfolio Investments issued by a single Portfolio Company, the Collateral Advance Rate applicable to that portion of the Value of such Eligible Portfolio Investments that exceeds either (i) 7.5% of the Obligors’ Net Worth or (ii) 10% of the aggregate Value of all Eligible Portfolio Investments included in the Collateral Base (for the avoidance of doubt, the calculation of Value for purposes of this sub-clause (ii) shall be made without taking into account any Collateral Advance Rate), shall be 0%;

(c)          if at any time the weighted average Risk Factor of all Eligible Portfolio Investments in the Collateral Base (based on the fair value of such Eligible Portfolio Investments) exceeds 2950, the Collateral Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the weighted average Risk Factor of all Eligible Portfolio Investments in the Collateral Base to be no greater than 2950 (subject to all other constraints, limitations and restrictions set forth herein);

(d)          the portion of the Collateral Base attributable to Eligible Portfolio Investments with a Risk Factor higher than 3490 shall not exceed 25% of the Collateral Base and the Collateral Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Collateral Base;

(e)          the portion of the Collateral Base attributable to Eligible Portfolio Investments that are not Cash, Cash Equivalents, Long-Term U.S. Government Securities or First Lien Bank Loans shall not exceed 65% of the Collateral Base and the Collateral Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 65% of the Collateral Base;

(f)          the portion of the Collateral Base attributable to Eligible Portfolio Investments that are High Yield Securities and Mezzanine Investments in the aggregate shall not exceed 20% of the Collateral Base and the Collateral Base shall be reduced to the extent such portion would otherwise exceed 20% of the Collateral Base;

(g)          if at any time the Weighted Average Leverage Ratio is greater than 4.5, the Collateral Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Leverage Ratio to be no greater than 4.5 (subject to all other constraints, limitations and restrictions set forth herein);

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(h)          the portion of the Collateral Base attributable to Eligible Portfolio Investments in the Largest Industry Classification Group shall not exceed 25% of the Collateral Base and the Collateral Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 25% of the Collateral Base;

(i)          the portion of the Collateral Base attributable to Eligible Portfolio Investments in any single Industry Classification Group (other than the Largest Industry Classification Group) shall not exceed 15% of the Collateral Base and the Collateral Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Collateral Base;

(j)          if at any time the weighted average maturity of all Debt Eligible Portfolio Investments (based on the fair value of such Eligible Portfolio Investments to the extent included in the Collateral Base) exceeds five (5) years, the Collateral Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the weighted average maturity of all Debt Eligible Portfolio Investments included in the Collateral Base to be no greater than five (5) years (subject to all other constraints, limitations and restrictions set forth herein);

(k)          the portion of the Collateral Base attributable to Debt Eligible Portfolio Investments with a maturity greater than 7 years shall not exceed 15% of the Collateral Base and the Collateral Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 15% of the Collateral Base;

(l)          the portion of the Collateral Base attributable to PIK Obligations, DIP Loans and Covenant-Lite Loans shall not exceed 20% of the Collateral Base and the Collateral Base shall be reduced by removing Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent such portion would otherwise exceed 20% of the Collateral Base;

(m)        if at any time the Weighted Average Fixed Coupon (after giving effect to any Hedge Agreement) is less than the greater of (i) 8% and (ii) the one-month LIBO Rate plus 4.5%, the Collateral Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Fixed Coupon to be at least equal to the greater of (x) 8% and (y) LIBO Rate plus 4.5% (subject to all other constraints, limitations and restrictions set forth herein); and

(n)        if at any time the Weighted Average Floating Spread (after giving effect to any Hedge Agreement) is less than 4.5%, the Collateral Base shall be reduced by removing Debt Eligible Portfolio Investments therefrom (but not from the Collateral) to the extent necessary to cause the Weighted Average Floating Spread to be at least 4.5% (subject to all other constraints, limitations and restrictions set forth herein).

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For all purposes of this Section 5.13, all Portfolio Companies of Eligible Portfolio Investments that are Affiliates of one another shall be treated as a single Portfolio Company (unless such Portfolio Companies are Affiliates of one another solely because they are under the common Control of the same private equity sponsor or similar sponsor). In addition, as used herein, the following terms have the following meanings:

“Bank Loans” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Cash Equivalents” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Collateral Advance Rate” means, as to any Eligible Portfolio Investment and subject to adjustment as provided above, the following percentages with respect to such Eligible Portfolio Investment; provided that the Collateral Advance Rate applicable to any Existing Affiliate Investment (only to the extent such Existing Affiliate Investment is also otherwise an Eligible Portfolio Investment) shall be 67% of the Collateral Advance Rate otherwise applicable thereto:

Eligible Portfolio Investment	Unquoted	Quoted
Cash and Cash Equivalents (including Short Term U.S. Government Securities)	n/a	100%
Long-Term U.S. Government Securities	n/a	85%
Performing First Lien Bank Loans	60%	70%
Performing Second Lien Bank Loans	50%	60%
Performing High Yield Securities	45%	55%
Performing Mezzanine Investments and Performing Covenant-Lite Loans	40%	50%
Performing PIK Obligations and Performing DIP Loans	35%	40%

“Covenant-Lite Loan” means a Bank Loan that does not contain at least one financial maintenance covenant that is either (a) a total debt to EBITDA ratio of no more than 5.5 to 1.0 or (b) a fixed charge coverage ratio of at least 1.0 to 1.0.

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“Debt Eligible Portfolio Investment” means an Eligible Portfolio Investment which is an Investment in Indebtedness.

“Defaulted Obligation” means any Investment in Indebtedness (i) as to which, (x) a default as to the payment of principal and/or interest has occurred and is continuing for a period of thirty two (32) consecutive days with respect to such Indebtedness (without regard to any grace period applicable thereto, or waiver thereof) or (y) a default not set forth in clause (x) has occurred and the holders of such Indebtedness have accelerated all or a portion of the principal amount thereof as a result of such default; (ii) as to which a default as to the payment of principal and/or interest has occurred and is continuing on another material debt obligation of the Portfolio Company under such Indebtedness which is senior or pari passu in right of payment to such Indebtedness; (iii) as to which the Portfolio Company under such Indebtedness or others have instituted proceedings to have such Portfolio Company adjudicated bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Portfolio Company has filed for protection under Chapter 11 of the United States Bankruptcy Code (unless, in the case of clause (ii) or (iii), such debt is a DIP Loan, in which case it shall not be deemed to be a Defaulted Obligation under such clause); (iv) as to which a default rate of interest has been and continues to be charged for more than 120 consecutive days, or foreclosure on collateral for such debt has been commenced and is being pursued by or on behalf of the holders thereof; or (v) as to which the Borrower has delivered written notice to the Portfolio Company declaring such Indebtedness in default or as to which the Borrower otherwise exercises significant remedies following a default.

“DIP Loan” means a Bank Loan that is originated after the commencement of a case under Chapter 11 of the Bankruptcy Code by the Portfolio Company, which is a debtor-in-possession as described in Section 1107 of the Bankruptcy Code or a debtor as defined in Section 101(13) of the Bankruptcy Code in such case (a “Debtor”) organized under the laws of the United States or any state therein and domiciled in the United States, the terms of which have been approved by an order of a United States Bankruptcy court of competent jurisdiction, which order provides that (a) such DIP Loan is secured by liens on otherwise unencumbered property of the Debtor’s bankruptcy estate pursuant to Section 364(c)(2) of the Bankruptcy Code, (b) such DIP Loan is secured by liens of equal or senior priority on property of the Debtor's estate that is otherwise subject to a lien pursuant to Section 364(d) of the Bankruptcy Code, (c) such DIP Loan is secured by junior liens on property of the Debtor’s bankruptcy estate already subject to a lien encumbered assets (so long as such DIP Loan, including all interest and fees accruing thereon, is a fully secured claim within the meaning of Section 506 of the Bankruptcy Code), or (iv) if the DIP Loan or any portion thereof is unsecured, the repayment of such DIP Loan retains priority over all other administrative expenses pursuant to Section 364(c)(1) of the Bankruptcy Code; provided that, (x) not more than 50% of the proceeds of such loan are used to repay prepetition obligations owing to all or some of the same lender(s) in a “roll-up” or similar transaction and (y) in the case of the origination or acquisition of any DIP Loan, the Borrower does not have knowledge that the order set forth above is subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) or the subject of an appeal or stay pending appeal.

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“Existing Affiliate Investments” means the Portfolio Investments by any Obligor as existing as of the Effective Date (and any follow-on investments by any Obligor in the same Portfolio Companies) in (x) (i) Allied Cash Holdings LLC, (ii) Applied Natural Gas Fuels, Inc., (iii) Bennu Glass, Inc., (iv) Velum Global Credit Management LLC and (v) Geneva Wood Fuels LLC and (y) Aurora Flight Sciences if any follow-on investments are made by Medley Capital LLC or any of its Affiliates, or any entities advised by any of the foregoing, in Aurora Flight Sciences.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof, and which has the most senior pre-petition priority in any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings; provided, however, that, in the case of accounts receivable and inventory (and the proceeds thereof), such lien and security interest may be second in priority to a Permitted Prior Working Capital Lien.

“Fixed Rate Portfolio Investment” means a Debt Eligible Portfolio Investment that bears interest at a fixed rate.

“Floating Rate Portfolio Investment” means a Debt Eligible Portfolio Investment that bears interest at a floating rate.

“High Yield Securities” means debt Securities (a) issued by public or private Portfolio Companies, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) and (c) that are not Cash Equivalents, Mezzanine Investments or Bank Loans.

“Long-Term U.S. Government Securities” means U.S. Government Securities maturing more than three (3) months from the applicable date of determination.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) (a) issued by public or private Portfolio Companies, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalents and (e) contractually subordinated in right of payment to other debt of the same Portfolio Company and (ii) a Bank Loan that is not a First Lien Bank Loan or a Second Lien Bank Loan.

“Permitted Prior Working Capital Lien” means, with respect to a Portfolio Company that is a borrower under a Bank Loan, a security interest to secure a working capital facility for such Portfolio Company in the accounts receivable and inventory of such Portfolio Company and any of its subsidiaries that are guarantors of such working capital facility; provided that (i) such Bank Loan has a second priority lien on such accounts receivable and inventory, (ii) such working capital facility is not secured by any other assets (other than a second priority lien, subject to the first priority lien of the Bank Loan) and does not benefit from any standstill rights or other agreements (other than customary rights) with respect to any other assets and (iii) the maximum principal amount of such working capital facility is not at any time greater than 10% (or, for purposes of Section 5.13(e) only, 25%) of the aggregate enterprise value of the Portfolio Company as determined by an Approved Third-Party Appraiser.

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“Performing” means with respect to any Eligible Portfolio Investment, such Eligible Portfolio Investment is not a Defaulted Obligation and does not represent debt or Capital Stock of a Portfolio Company that has issued a Defaulted Obligation.

“Performing Covenant-Lite Loans” means Covenant-Lite Loans that (a) are not PIK Obligations and (b) are Performing.

“Performing DIP Loans” means DIP Loans that (a) are not PIK Obligations and (b) are not Defaulted Obligations.

“Performing First Lien Bank Loans” means First Lien Bank Loans that (a) are not PIK Obligations, DIP Loans or Covenant-Lite Loans and (b) are Performing.

“Performing High Yield Securities” means High Yield Securities that (a) are not PIK Obligations and (b) are Performing.

“Performing Mezzanine Investments” means Mezzanine Investments that (a) are not PIK Obligations and (b) are Performing.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans that (a) are not PIK Obligations, DIP Loans or Covenant-Lite Loans and (b) are Performing.

“PIK Obligation” means an obligation that provides that any portion of the interest accrued for a specified period of time or until the maturity thereof is, or at the option of the Portfolio Company may be, added to the principal balance of such obligation or otherwise deferred and accrued rather than being paid in cash; provided that any such obligation shall not constitute a PIK Obligation if it (a) is a fixed rate obligation and requires payment of interest in cash on an at least semi-annual basis at a rate of not less than 8% per annum or (b) is not a fixed rate obligation and requires payment of interest in cash on an at least semi-annual basis at a rate of not less than 4.5% per annum in excess of the applicable index.

“Restructured Investment” means, as of any date of determination, (a) any Portfolio Investment that has been a Defaulted Obligation within the past six months, or (b) any Portfolio Investment that has in the past six months been (i) on cash non-accrual, or (ii) amended or subject to a deferral or waiver the effect of which is to (1) change the amount of previously required scheduled debt amortization (other than by reason of earlier repayment thereof) or (2) extend the tenor of previously required scheduled debt amortization, in each case such that the remaining weighted average life of such Portfolio Investment is extended by more than 20%; provided that no Existing Affiliate Investment shall be deemed to be a Restructured Investment, unless either (A) such Existing Affiliate Investment becomes a Defaulted Obligation after the Effective Date, or (B) either of clause (i) or (ii) above are true with respect to such Existing Affiliate Investment after the Effective Date. A DIP Loan shall not be deemed to be a Restructured Investment, so long as it does not meet the conditions of the definition of Restructured Investment.

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“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest on all or substantially all of the assets of the respective borrower and guarantors obligated in respect thereof. Second Lien Bank Loans shall include first lien term loans that are part of a last out tranche (with the first out tranche entitled to priority with respect to payments).

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Short-Term U.S. Government Securities” means U.S. Government Securities maturing within three (3) months of the applicable date of determination.

“Spread” means, with respect to Floating Rate Portfolio Investments, the cash interest spread of such Floating Rate Portfolio Investment over the applicable LIBO Rate; provided, that, in the case of any Floating Rate Portfolio Investment that does not bear interest by reference to the LIBO Rate, “Spread” shall mean the cash interest spread of such Floating Rate Portfolio Investment over the LIBO Rate in effect as of the date of determination for deposits in Dollars for a period of three (3) months.

“U.S. Government Securities” has the meaning assigned to such term in Section 1.01 of this Agreement.

“Value” means, with respect to any Eligible Portfolio Investment, the value thereof determined for purposes of this Agreement in accordance with Section 5.12(b)(ii) or 5.12(b)(iii) (or pursuant to Section 5.12(b)(iii) of the Revolving Credit Facility), as applicable.

“Weighted Average Fixed Coupon” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying the cash interest coupon of each Fixed Rate Portfolio Investment included in the Collateral Base as of such date by the outstanding principal balance of such Fixed Rate Portfolio Investment as of such date, dividing such sum by the aggregate outstanding principal balance of all such Fixed Rate Portfolio Investments and rounding up to the nearest 0.01%. For the purpose of calculating the Weighted Average Fixed Coupon, all Fixed Rate Portfolio Investments that are not currently paying cash interest shall have an interest rate of 0%.

“Weighted Average Floating Spread” means, as of any date of determination, the number, expressed as a percentage, obtained by summing the products obtained by multiplying, in the case of each Floating Rate Portfolio Investment included in the Collateral Base, on an annualized basis, the Spread of such Floating Rate Portfolio Investments, by the outstanding principal balance of such Floating Rate Portfolio Investments as of such date and dividing such sum by the aggregate outstanding principal balance of all such Floating Rate Portfolio Investments and rounding the result up to the nearest 0.01%.

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“Weighted Average Leverage Ratio” means, as of any date of determination, the number obtained by summing the products obtained by multiplying, in the case of each Debt Eligible Portfolio Investment included in the Collateral Base, the leverage ratio (expressed as a number) for the Portfolio Company of such Eligible Portfolio Investment through the tranche that includes the Borrower's Eligible Portfolio Investment, by the fair value of such Eligible Portfolio Investment as of such date and dividing such sum by the aggregate of the fair values of all such Eligible Portfolio Investments and rounding the result up to the nearest 0.01.

Article VI

NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01.         Indebtedness. The Borrower will not nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)          Indebtedness created hereunder or under any other Loan Document;

(b)          (i) Unsecured Shorter-Term Indebtedness (including any refinancing or replacement thereof) in an aggregate principal amount not to exceed $10,000,000 and (ii) Secured Longer-Term Indebtedness (including any refinancing or replacement thereof), in each case, so long as (w) no Default exists at the time of the incurrence, refinancing or replacement thereof, (x) on the date of incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) after giving effect to the incurrence, refinancing or replacement thereof and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, (y) prior to and immediately after giving effect to the incurrence, refinancing or replacement thereof, the Covered Debt Amount does not or would not exceed the Collateral Base then in effect, and (z) on the date of incurrence, refinancing or replacement thereof, the Borrower delivers to the Administrative Agent a Collateral Base Certificate as at such date demonstrating compliance with (or a certification that the Borrower is in compliance with) subclause (y) after giving effect to such incurrence, refinancing or replacement.

(c)          Unsecured Longer-Term Indebtedness (including any refinancing or replacement thereof), so long as (x) no Default exists at the time of the incurrence, refinancing or replacement thereof and (y) on the date of incurrence, refinancing or replacement thereof, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) after giving effect to the incurrence, refinancing or replacement thereof and on the date of such incurrence, refinancing or replacement the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect;

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(d)          Indebtedness of Financing Subsidiaries; provided that (i) on the date that such Indebtedness is incurred (for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place at the time such facility is entered into, and not upon each borrowing thereunder) the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e) after giving effect to the incurrence thereof and on the date of such incurrence Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, and (ii) in the case of revolving loan facilities or staged advance loan facilities, upon each borrowing thereunder, the Borrower is in pro forma compliance with each of the covenants set forth in Sections 6.07(a), (b), (d) and (e).

(e)          (x) Other Permitted Indebtedness (other than Hedging Agreements specifically provided for in the following clauses (y) and (z)) in an aggregate principal amount not to exceed $10,000,000, (y) Hedging Agreements entered into by Borrower or any Subsidiary (other than any Financing Subsidiary) in the ordinary course of the Borrower’s financial planning and not for speculative purposes, the net amount of which does not exceed $10,000,000 (the net amount being determined, at any time, by the net amount such Person would be obligated for under any Hedging Agreement as a result of a termination of such Hedging Agreement), or (z) Hedging Agreements entered into by any Financing Subsidiary in the ordinary course of such Financing Subsidiary’s financial planning and not for speculative purposes;

(f)          repurchase obligations arising in the ordinary course of business with respect to U.S. Government Securities;

(g)         obligations payable to clearing agencies, brokers or dealers in connection with the purchase or sale of securities in the ordinary course of business;

(h)         Indebtedness of an Obligor to any other Obligor;

(i)          obligations of the Borrower under a Permitted SBIC Guarantee and obligations (including Guarantees) in respect of Standard Securitization Undertakings; and

(j)          the Revolving Indebtedness.

For purposes of preparing the Collateral Base Certificate described in clause (b) and (j) above, (A) the fair market value of Quoted Investments shall be the most recent quotation available for such Eligible Portfolio Investment and (B) the fair market value of Unquoted Investments shall be the Value set forth in the Collateral Base Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to Section 5.01(d) or if an Unquoted Investment is acquired after the delivery of the Collateral Base Certificate most recently delivered, then the Value of such Unquoted Investment shall be the lower of the cost of such Unquoted Investment and the Internal Value of such Unquoted Investment; provided, that the Borrower shall reduce the Value of any Eligible Portfolio Investment referred to in this sub-clause (B) to the extent necessary to take into account any events of which the Borrower has knowledge that adversely affect the value of such Eligible Portfolio Investment.

Section 6.02.         Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset (including Equity Interests in any Financing Subsidiary or any other Subsidiary) now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:

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(a)          any Lien on any property or asset of the Borrower existing on the Effective Date and set forth in Schedule 3.11(b); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries, and (ii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(b)          Liens created pursuant to the Security Documents (including Liens with respect to the Revolving Credit Facility, Liens securing Hedging Agreement Obligations and Liens securing Secured Longer-Term Indebtedness incurred pursuant to Section 6.01(b) (including Liens in favor of the “Designated Indebtedness Holders” pursuant to the Guarantee and Security Agreement));

(c)          Liens on assets owned by Financing Subsidiaries;

(d)          Permitted Liens;

(e)          additional Liens securing Indebtedness not to exceed $3,000,000 in the aggregate provided such Indebtedness is not otherwise prohibited under Section 6.01(e) of this Agreement; and

(f)          Liens on Equity Interests in any SBIC Subsidiary created in favor of the SBA.

Section 6.03.         Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Portfolio Investments and other assets in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries and not in violation of the terms and conditions of this Agreement or any other Loan Document. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets (including, without limitation, Cash, Cash Equivalents and Equity Interests), whether now owned or hereafter acquired, but excluding (x) assets (including Cash and Cash Equivalents but excluding Portfolio Investments) sold or disposed of in the ordinary course of business of the Borrower and its Subsidiaries (other than the Financing Subsidiaries) (including to make expenditures of cash in the normal course of the day-to-day business activities of the Borrower and its Subsidiaries (other than the Financing Subsidiaries)) and (y) subject to the provisions of clauses (d) and (e) below, Portfolio Investments.

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Notwithstanding the foregoing provisions of this Section:

(a)          any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving corporation;

(b)          any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(c)          any Subsidiary of the Borrower may be liquidated or dissolved; provided that (i) in connection with such liquidation or dissolution, any and all of the assets of such Subsidiary shall be distributed or otherwise transferred to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower and (ii) the Borrower determines in good faith that such liquidation is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(d)          the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary Guarantor of the Borrower;

(e)          the Obligors may sell, transfer or otherwise dispose of Portfolio Investments (other than to a Financing Subsidiary) so long as prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Collateral Base;

(f)          the Obligors may sell, transfer or otherwise dispose of Portfolio Investments, Cash and Cash Equivalents to a Financing Subsidiary so long as (i) prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or Other Covered Indebtedness) the Covered Debt Amount does not exceed the Collateral Base and no Default exists and the Borrower delivers to the Administrative Agent a certificate of a Financial Officer to such effect, and (ii) either (x) the amount by which the Collateral Base exceeds the Covered Debt Amount immediately prior to such release is not diminished as a result of such release or (y) the Collateral Base immediately after giving effect to such release is at least 120% of the Covered Debt Amount; and

(g)          the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $5,000,000 in any fiscal year.

Section 6.04.         Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, acquire, make or enter into, or hold, any Investments except:

(a)          operating deposit accounts with banks;

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(b)         Investments by the Borrower and the Subsidiary Guarantors in the Borrower and the Subsidiary Guarantors;

(c)         Hedging Agreements entered into in the ordinary course of the Borrower’s financial planning and not for speculative purposes;

(d)        Portfolio Investments by the Borrower and its Subsidiaries to the extent such Portfolio Investments are permitted under the Investment Company Act (to the extent such applicable Person is subject to the Investment Company Act) and the Investment Policies;

(e)         Equity Interests in (or capital contribution to) Financing Subsidiaries acquired after the Effective Date to the extent not prohibited by Section 6.03(f);

(f)         Investments by any Financing Subsidiary (subject to the limitations set forth in clause (e) of the definition of SBIC Subsidiary or clause (d) of the definition of Structured Subsidiary, as applicable);

(g)        Investments in Cash and Cash Equivalents;

(h)        Investments described on Schedule 3.12(b) hereto; and

(i)          additional Investments up to but not exceeding $5,000,000 in the aggregate (for purposes of this clause (i), the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment, minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; provided that in no event shall the aggregate amount of any Investment be less than zero, and provided further that the amount of any Investment shall not be reduced by reason of any write-off of such Investment, nor increased by way of any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out).

Section 6.05.         Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries (other than the Financing Subsidiaries) to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a)         the Borrower may declare and pay dividends with respect to the Equity Interests of the Borrower payable solely in additional shares of the Borrower’s common stock;

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(b)          the Borrower may declare and pay dividends and distributions in either case in cash or other property (excluding for this purpose the Borrower’s common stock) in or with respect to any taxable year of the Borrower (or any calendar year, as relevant) in amounts not to exceed the higher of (x) the net investment income of the Borrower for the applicable fiscal year determined in accordance with GAAP and as specified in the financial statements of the Borrower for such fiscal year and (y) 115% of the amounts that are required to be distributed to: (i) allow the Borrower to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year its liability for federal income taxes imposed on (y) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (z) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero its liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto) (such higher amount of (x) and (y), the “Required Payment Amount”), provided that, if at the time of any such dividend or distribution, (i) no Default or Event of Default shall have occurred or be continuing and (ii) the Covered Debt Amount does not exceed 85% of the Collateral Base calculated on a pro forma basis after giving effect to any such dividends and distributions, then such dividends and distributions may be in amounts not to exceed 125% of the Required Payment Amount; and

(c)          the Subsidiaries of the Borrower may declare and pay Restricted Payments to the Borrower or any Subsidiary Guarantor; and

(d)          the Obligors may make Restricted Payments to repurchase Equity Interests of the Borrower from officers, directors and employees of the Investment Advisor or the Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the Board of Directors of the Investment Advisor or the Borrower or any of its Subsidiaries, in an aggregate amount not to exceed $500,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $1,000,000 in any calendar year.

For the avoidance of doubt, the Borrower shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act applicable to it.

Section 6.06.         Certain Restrictions on Subsidiaries. The Borrower will not permit any of its Subsidiaries (other than Financing Subsidiaries) to enter into or suffer to exist any indenture, agreement, instrument or other arrangement (other than the Loan Documents) that prohibits or restrains, in each case in any material respect, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property, except for any prohibitions or restraints contained in (i) any Indebtedness permitted under Section 6.01(b), (c) or (j), (ii) any Indebtedness permitted under Section 6.01(e) secured by a Lien permitted under Section 6.02(e) provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien and (iii) any Indebtedness permitted under Section 6.01(f) or (g) secured by a Permitted Lien; provided that such prohibitions and restraints are applicable by their terms only to the assets that are subject to such Lien.

Section 6.07.         Certain Financial Covenants.

(a)          Minimum Stockholder’s Equity. The Borrower will not permit Stockholders’ Equity as of the last day of any fiscal quarter of the Borrower to be less than the greater of (i) 55% of the total assets of the Borrower and its Subsidiaries as at the last day of such fiscal quarter (determined on a consolidated basis, without duplication, in accordance with GAAP) and (ii) the sum of (x) $210,830,000 plus (y) 50% of the aggregate net proceeds of all sales of Equity Interests by the Borrower and its Subsidiaries after the Effective Date (other than the proceeds of sales of Equity Interests by and among the Borrower and its Subsidiaries).

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(b)          Asset Coverage Ratio. The Borrower will not permit the Asset Coverage Ratio to be less than 2.25 to 1 at any time.

(c)          Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio to be less than 2.50 to 1 as of the last day of any fiscal quarter of the Borrower.

(d)          Liquidity Test The Borrower will not permit the aggregate Value of the Eligible Portfolio Investments that can be converted to Cash in fewer than 10 Business Days without more than a 5% change in price to be less than 10% of the Covered Debt Amount for more than 30 Business Days during any period when the Adjusted Covered Debt Balance is greater than 90% of the Adjusted Collateral Base.

(e)          Obligors’ Net Worth Test. The Borrower will not permit the Obligors’ Net Worth to be less than $175,000,000 at any time.

Section 6.08.         Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary (or, in the case of a transaction between an Obligor and a non-Obligor Subsidiary, not less favorable to such Obligor) than could be obtained at the time on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Obligors not involving any other Affiliate, (iii) transactions between or among the Obligors and any SBIC Subsidiary or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor at prices and on terms and conditions not less favorable to the Obligors than could be obtained at the time on an arm’s-length basis from unrelated third parties, (iv) Restricted Payments permitted by Section 6.05, (v) the transactions provided in the Affiliate Agreements as the same may be amended in accordance with Section 6.11(b) or (vi) existing transactions with Affiliates as set forth in Schedule 6.08.

Section 6.09.         Lines of Business. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than in accordance with its Investment Policies.

Section 6.10.         No Further Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries (other than Financing Subsidiaries) to, enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Obligor to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (a) this Agreement and the other Loan Documents, the Revolving Credit Facility and all documents related thereto and documents with respect to Indebtedness permitted under Section 6.01(b); (b) covenants in documents creating Liens permitted by Section 6.02 (including covenants with respect to Designated Indebtedness Obligations or Designated Indebtedness Holders under (and, in each case, as defined in) the Guarantee and Security Agreement) prohibiting further Liens on the assets encumbered thereby; (c) customary restrictions contained in leases not subject to a waiver; and (d) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the “Secured Obligations” under and as defined in the Guarantee and Security Agreement and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Obligor to secure the Loans or any Hedging Agreement.

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Section 6.11.         Modifications of Indebtedness and Affiliate Agreements. The Borrower will not, and will not permit any of its Subsidiaries (other than Financing Subsidiaries) to, consent to any modification, supplement or waiver of:

(a)          any of the provisions of any agreement, instrument or other document evidencing or relating to Secured Longer-Term Indebtedness, Unsecured Longer-Term Indebtedness or Unsecured Shorter-Term Indebtedness that would result in such Indebtedness not meeting the requirements of the definition of “Secured Longer-Term Indebtedness”, “Unsecured Longer-Term Indebtedness” or “Unsecured Shorter-Term Indebtedness”, as applicable, set forth in Section 1.01 of this Agreement, unless, in the case of Unsecured Longer-Term Indebtedness, such Indebtedness would have been permitted to be incurred as Unsecured Shorter-Term Indebtedness at the time of such modification, supplement or waiver and the Borrower so designates such Indebtedness as “Unsecured Shorter-Term Indebtedness” (whereupon such Indebtedness shall be deemed to constitute “Unsecured Shorter-Term Indebtedness” for all purposes of this Agreement);

(b)          any of the Affiliate Agreements, unless such modification, supplement or waiver is not materially less favorable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.

The Administrative Agent hereby acknowledges and agrees that the Borrower may, at any time and from time to time, without the consent of the Administrative Agent, freely amend, restate, terminate, or otherwise modify any documents, instruments and agreements evidencing, securing or relating to Indebtedness permitted pursuant to Section 6.01(d) and (e), including increases in the principal amount thereof, modifications to the collateral concentration rates and/or modifications to the interest rate, fees or other pricing terms; provided that no such amendment, restatement or modification shall, unless Borrower complies with the terms of Section 5.08(a)(i) hereof, cause a Financing Subsidiary to fail to be a “Financing Subsidiary” in accordance with the definition thereof.

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Section 6.12.         Payments of Other Longer-Term Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries (other than Financing Subsidiaries) to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness (other than (i) the refinancing of Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness with Secured Longer-Term Indebtedness or Unsecured Longer-Term Indebtedness permitted under Section 6.01, or (ii) with the proceeds of any issuance of Equity Interests, in each case to the extent not required under the Revolving Credit Facility to be used to prepay Revolving Loans), except for (a) regularly scheduled payments of interest in respect thereof required pursuant to the instruments evidencing such Indebtedness and the payment when due of the types of fees and expenses that are customarily paid in connection with such Indebtedness (it being understood that: (w) the conversion features into Permitted Equity Interests under convertible notes; (x) the triggering of such conversion and/or settlement thereof solely with Permitted Equity Interests; and (y) any cash payment on account of interest on such convertible notes made by the Borrower in respect of such triggering and/or settlement thereof, shall be permitted under this clause (a)), or (b) payments and prepayments of Secured Longer-Term Indebtedness required to comply with requirements of Section 2.08(b).

Section 6.13.         Modification of Investment Policies. Other than with respect to Permitted Policy Amendments, the Borrower will not amend, supplement, waive or otherwise modify in any material respect the Investment Policies as in effect on the Effective Date.

Section 6.14.         SBIC Guarantee. The Borrower will not, nor will it permit any of its Subsidiaries to, cause or permit the occurrence of any event or condition that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

Article VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)          the Borrower shall fail to pay any principal of any Loan (including, without limitation, any principal payable under Section 2.08(b) or (c)) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)          the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c)          any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

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(d)          the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.01(e), Section 5.02(a), Section 5.03 (with respect to the Borrower’s and its Subsidiaries’ existence only, and not with respect to the Borrower’s and its Subsidiaries’ rights, licenses, permits, privileges or franchises), Sections 5.08(a) or (b), Section 5.10, Section 5.12(c) or in Article VI or any Obligor shall default in the performance of any of its obligations contained in Section 7 of the Guarantee and Security Agreement or (ii) Section 5.01(f) or Sections 5.02(b), (c) or (d) and, in the case of this clause (ii), such failure shall continue unremedied for a period of five or more days after the Borrower has knowledge of such failure;

(e)          the Borrower or any Obligor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

(f)          the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, taking into account any applicable grace period;

(g)          any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, unless, in the case of this clause (ii), such event or condition is no longer continuing or has been waived in accordance with the terms of such Material Indebtedness such that the holder or holders thereof or any trustee or agent on its or their behalf are no longer enabled or permitted to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (2) convertible debt that becomes due as a result of a conversion or redemption event provided such conversion or redemption is settled only with Permitted Equity Interests.

(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed and unstayed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

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(i)          the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)          the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)          one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

(l)          an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)          an Investment Advisor Departure Event shall occur;

(n)          a Change in Control shall occur;

(o)          any SBIC Subsidiary shall become the subject of an enforcement action and be transferred into liquidation status by the SBA;

(p)          the Liens created by the Security Documents shall, at any time with respect to Portfolio Investments held by Obligors having an aggregate Value in excess of 5% of the aggregate Value of all Portfolio Investments held by Obligors, not be, valid and perfected (to the extent perfection by filing, registration, recordation, possession or control is required herein or therein) in favor of the Collateral Agent (or any Obligor or any Affiliate of an Obligor shall so assert in writing), free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), except to the extent that any such loss of perfection results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement;

(q)          except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect in any material respect, or the enforceability thereof shall be contested by any Obligor, or there shall be any actual invalidity of any guaranty thereunder or any Obligor or any Affiliate of an Obligor shall so assert in writing; or

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(r)          the Borrower or any of its Subsidiaries shall cause or permit the occurrence of any condition or event that would result in any recourse to any Obligor under any Permitted SBIC Guarantee.

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate any obligation to make Loans to the Borrower, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Article, the obligation to make Loans to the Borrower shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Article VIII

THE ADMINISTRATIVE AGENT

Section 8.01.         Appointment of the Administrative Agent. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

Section 8.02.         Capacity as Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

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Section 8.03.         Limitation of Duties; Exculpation. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04.         Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.         Sub-Agents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

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Section 8.06.         Resignation; Successor Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower not to be unreasonably withheld (provided that no such consent shall be required if an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Section 8.07.         Reliance by Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08.         Modifications to Loan Documents. Except as otherwise provided in Section 9.02(b) or 9.02(c) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security, or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the Collateral, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

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Article IX

MISCELLANEOUS

Section 9.01.         Notices; Electronic Communications.

(a)          Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or (to the extent permitted by Section 9.01(b)) e-mail, as follows:

(i)          if to the Borrower, to it at:

Medley Capital Corporation
375 Park Ave, Suite 3304
New York, NY 10152

Attention: Richard Allorto

Telecopy Number: (212) 759-0091

Direct Telephone: (646) 465-7898
Main Telephone: (212) 759-0777

E-mail: rallorto@medleycapital.com

with a copy to (which shall not
constitute notice):

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attention: Jay R. Alicandri, Esq.

Telecopy Number: 212-698-3599

(ii)         if to the Administrative Agent, to it at:

ING Capital LLC

1325 Avenue of the Americas

New York, New York 10019
Attention: Mark LaGreca
Telecopy Number: (646) 424 - 8223

Telephone Number: (646) 815 - 3682

with a copy to (which shall not
constitute notice):

ING Capital LLC

1325 Avenue of the Americas

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New York, New York 10019
Attention: Patrick Frisch
Telecopy Number: (646) 424-6919

Telephone Number: (646) 424-6912

with a copy to (which shall not
constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Terry E. Schimek, Esq.
Telecopy Number: (212) 757-3990
Telephone Number: (212) 373-3005

(iii)        if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)          Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2.04 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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(c)          Documents to be Delivered under Sections 5.01 and 5.12(a). For so long as a Debtdomain™ or equivalent website is available to each of the Lenders hereunder, the Borrower may satisfy its obligation to deliver documents to the Administrative Agent or the Lenders under Sections 5.01 and 5.12(a) by delivering one hard copy thereof to the Administrative Agent and either an electronic copy or a notice identifying the website where such information is located for posting by the Administrative Agent on Debtdomain™ or such equivalent website; provided that the Administrative Agent shall have no responsibility to maintain access to Debtdomain™ or an equivalent website.

Section 9.02.         Waivers; Amendments.

(a)          No Deemed Waivers Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)          Amendments to this Agreement. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, subject to Section 2.16, no such agreement shall

(i)          increase the obligation of any Lender to provide Loans hereunder without the written consent of such Lender,

(ii)         reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

(iii)        postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable to a Lender hereunder, or reduce the amount or waive or excuse any such payment, or postpone the scheduled date of expiration of any obligation to provide Loans hereunder, without the written consent of each Lender affected thereby,

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(iv)        change Section 2.15(b), (c) or (d) in a manner that would alter the pro rata sharing of payments, or making of disbursements, required thereby without the written consent of each Lender affected thereby,

(v)         change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

(vi)        permit the assignment or transfer by the Borrower of any of its rights or obligations under any Loan Document without the consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, and (y) the consent of Lenders holding not less than two-thirds of the aggregate outstanding principal amount of the Loans will be required for (A) any change adverse to the Lenders affecting the provisions of this Agreement relating to the Collateral Base (including the definitions used therein), or the provisions of Section 5.12(b)(ii), and (B) any release of any material portion of the Collateral other than for fair value or as otherwise permitted hereunder or under the other Loan Documents (subject to Section 9.02(c)(ii)).

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(c)          Amendments to Security Documents.  No Security Document nor any provision thereof may be waived, amended or modified, except to the extent otherwise expressly contemplated by the Guaranty and Security Agreement, and the Liens granted under the Guaranty and Security Agreement may not be spread to secure any additional obligations (including any increase in Loans hereunder and in Revolving Loans under the Revolving Credit Facility, but excluding any such increase pursuant to (x) a Term Loan Increase under Section 2.06(f) and/or (y) a “Commitment Increase” permitted under the Revolving Credit Facility to an amount such that immediately after giving effect to such increase(s), the sum of (i) the total Revolving Commitments of all of the Revolving Lenders under the Revolving Credit Facility and (ii) the aggregate outstanding principal amount of the Loans as of such Term Loan Increase Date is not greater than the lesser of (x) 100% of the Obligors’ Net Worth at such date and (y) $400,000,000) except to the extent otherwise contemplated by the Guaranty and Security Agreement or except pursuant to an agreement or agreements in writing entered into by the Borrower, and by the Collateral Agent with the consent of the Required Lenders, provided that, subject to Section 2.16, (i) without the written consent of the holders of not less than two-thirds of the aggregate outstanding principal amount of the Loans, no waiver, amendment or modification to the Guaranty and Security Agreement shall (A) release any Obligor representing more than 10% of the Stockholder’s Equity of the Borrower from its obligations under the Security Documents, (B) release any guarantor representing more than 10% of the Stockholder’s Equity of the Borrower under the Guarantee and Security Agreement from its guarantee obligations thereunder, or (C) amend the definition of “Collateral” under the Security Documents (except to add additional collateral) and (ii) without the written consent of each Lender, no such agreement shall (W) release all or substantially all of the Obligors from their respective obligations under the Security Documents, (X) release all or substantially all of the collateral security or otherwise terminate all or substantially all of the Liens under the Security Documents, (Y) release all or substantially all of the guarantors under the Guarantee and Security Agreement from their guarantee obligations thereunder, or (Z) alter the relative priorities of the obligations entitled to the Liens created under the Security Documents (except in connection with securing additional obligations equally and ratably with the Loans and other obligations hereunder) with respect to the collateral security provided thereby; except that no such consent described in clause (i) or (ii) above shall be required, and the Administrative Agent is hereby authorized (and so agrees with the Borrower) to direct the Collateral Agent under the Guarantee and Security Agreement, to release any Lien covering property (and to release any such guarantor) that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented, or otherwise in accordance with Section 9.15.

(d)          Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent requiring (i) the consent of “each Lender” or “each Lender affected thereby,” or (ii) the consent of “two-thirds of the holders of the aggregate outstanding principal amount of the Loans”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower shall have the right, at its sole cost and expense, to replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 2.17(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination.

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Section 9.03.         Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrower shall pay (i) all reasonable documented and out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of up to one counsel for the Administrative Agent and the Collateral Agent collectively (other than the allocated costs of internal counsel), in connection with the syndication of the credit facilities provided for herein, the preparation and administration (other than internal overhead charges) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including, subject to the last sentence of this clause (a), all costs and expenses of the Independent Valuation Provider, (ii) all reasonable documented and out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof and (iii) and all reasonable documented and out-of-pocket costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein. Unless an Event of Default has occurred and is continuing, the Borrower shall not be responsible for the reimbursement of any fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(b)(iii) in excess of (x) $50,000 minus (y) reimbursement of fees, costs and expenses of the Revolving Independent Valuation Provider incurred pursuant to Section 5.12(b)(iii) of the Revolving Credit Facility in the aggregate incurred for all such fees, costs and expenses in any 12-month period (the “IVP Supplemental Cap”).

(b)          Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes or Other Taxes which shall only be indemnified by the Borrower to the extent provided in Section 2.14), including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (other than the allocated costs of internal counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby (including, without limitation, any arrangement entered into with an Independent Valuation Provider), (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee.

The Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of the Transactions asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

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(c)          Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section (and without limiting its obligation to do so) or to the extent that the fees, costs and expenses of the Independent Valuation Provider incurred pursuant to Section 5.12(b)(iii) exceed the IVP Supplemental Cap for any 12-month period (provided that prior to incurring expenses in excess of the IVP Supplemental Cap, the Administrative Agent shall have afforded the Lenders an opportunity to consult with the Administrative Agent regarding such expenses), each Lender severally agrees to pay to the Administrative Agent, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)          Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of; this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)          Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.04.         Successors and Assigns.

(a)          Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by any Lender which is not in accordance with this Section shall be treated as provided in the last sentence of Section 9.04(b)(iii)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders.

(i)          Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)         the Borrower; provided that (i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, any other assignee, and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof; and

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(B)         the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment by a Lender to an Affiliate of a Lender with prior written notice by such Lender to the Administrative Agent.

(ii)         Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s obligation to make any Loans or funded Loans, the amount of the obligation or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)         each partial assignment of an obligation to make any Loans or funded Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of such Loans;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption in substantially the form of Exhibit A hereto, together with a processing and recordation fee of $3,500 (which fee shall not be payable in connection with an assignment to a Lender or to an Affiliate of a Lender), for which the Borrower and the Guarantors shall not be obligated (except in the case of an assignment pursuant to Section 2.17(b)); and

(D)         the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)        Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

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(c)          Maintenance of Registers by Administrative Agent. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the obligations to make Loans, principal amount and “stated interest” for tax purposes of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Registers” and each individually, a “Register”). The entries in the Registers shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Registers pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Registers shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)          Special Purposes Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) owned or administered by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make; provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall, subject to the terms of this Agreement, make such Loan pursuant to the terms hereof, (iii) the rights of any such SPC shall be derivative of the rights of the Granting Lender, and such SPC shall be subject to all of the restrictions upon the Granting Lender herein contained, and (iv) no SPC shall be entitled to the benefits of Sections 2.12 (or any other increased costs protection provision), 2.13 or 2.14. Each SPC shall be conclusively presumed to have made arrangements with its Granting Lender for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Lenders and the Borrower, and each of the Administrative Agent, the Lenders and the Obligors shall be entitled to rely upon and deal solely with the Granting Lender with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the obligation of the Granting Lender to provide Loans hereunder to the same extent, and as if, such Loan were made by the Granting Lender.

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Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, in respect of claims arising out of this Agreement; provided that the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) without the prior written consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder); provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers hereunder except for those amendments or waivers for which the consent of participants is required under paragraph (1) below, and (ii) disclose on a confidential basis (in the same manner described in Section 9.13(b)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

(f)          Participations. Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its obligations to make Loans or funded Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (g) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15(d) as though it were a Lender hereunder.

(g)          Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

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(h)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)          No Assignments or Participations to the Borrower or Affiliates or Certain Other Persons. Anything in this Section to the contrary notwithstanding, no Lender may (i) assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender, or (ii) assign any interest in any Loan held by it hereunder to a natural person or to any Person known by such Lender at the time of such assignment to be a Defaulting Lender, a Subsidiary of a Defaulting Lender or a Person who, upon consummation of such assignment would be a Defaulting Lender.

Section 9.05.         Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

Section 9.06.         Counterparts; Integration; Effectiveness; Electronic Execution.

(a)          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when provided in Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

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(b)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07.         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08.         Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application

Section 9.09.         Governing Law; Jurisdiction; Etc.

(a)          Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)          Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

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(c)          Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.         WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11.         Judgment Currency. This is a loan transaction in which the specification of Dollars and payment in New York City is of the essence, and Dollars shall be the currency of account in all events relating to Loans. The payment obligations of the Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to New York City under normal banking procedures does not yield the amount of Dollars in New York City due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder into another currency (the “Other Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the Other Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of Dollars so purchased and transferred.

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Section 9.12.         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.         Treatment of Certain Information; Confidentiality.

(a)          Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans or the termination of this Agreement or any provision hereof.

(b)          Confidentiality. Each of the Administrative Agent (including in its capacity as the Collateral Agent) and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) to any lender under the Revolving Credit Facility and the administrative agent and collateral agent for such lenders (subject, in each case, to an agreement containing provisions substantially the same as those of this Section (which may include the Revolving Credit Facility if it contains confidentiality provisions substantially the same as those of this Section)), (h) with the consent of the Borrower, (i) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, or (k) in connection with the Lenders’ right to grant security interest pursuant to Section 9.04(h) to the Federal Reserve Bank or any other central bank, or subject to an agreement containing provisions substantially the same as those of this Section, to any other pledgee or assignee pursuant to Section 9.04(h).

106

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.14.         USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.

Section 9.15.         Termination. Promptly upon the Termination Date, the Administrative Agent shall direct the Collateral Agent to, on behalf of the Administrative Agent, the Collateral Agent and the Lenders, deliver to Borrower such termination statements and releases and other documents necessary or appropriate to evidence the termination of this Agreement, the Loan Documents, and each of the documents securing the obligations hereunder as the Borrower may reasonably request, all at the sole cost and expense of the Borrower.

[Signature pages follow]

107

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MEDLEY CAPITAL CORPORATION

By:

Name:
Title:

[Signature Page to the Credit Agreement]

ING CAPITAL LLC, as Administrative Agent and a Lender

By:

Name:
Title:

[Signature Page to the Credit Agreement]

Goldman Sachs Bank USA, as a Lender

By:

Name:
Title:

[Signature Page to the Credit Agreement]

ONEWEST BANK, FSB, as a Lender

By:

Name:
Title:

[Signature Page to the Credit Agreement]

DORAL BANK, as a Lender

By:

Name:
Title:

[Signature Page to the Credit Agreement]

EVERBANK COMMERCIAL FINANCE, INC., as a Lender

By:

Name:
Title:

[Signature Page to the Credit Agreement]

Schedule 1.01(a)

Approved Dealers and Approved Pricing Services

APPROVED DEALERS

BNP Paribas Securities Corp.

Banc of America Securities LLC

Barclays Capital Inc.

BMO Capital Markets

BofA Distributors, Inc.

BTIG LLC

Cantor Fitzgerald & Co.

Citigroup Global Markets Inc.

Citicorp Securities Services, Inc.

Courtview Capital

Credit Agricole

Credit Suisse Securities (USA) LLC

Daiwa Capital Markets America Inc.

Deutsche Bank Securities Inc.

FBR Capital Markets & Co.

Fidelity Brokerage Services LLC

Gleacher & Co. Securities Inc.

Global Hunter Securities LLC

Goldman, Sachs & Co.

Guggenheim Securities LLC

HSBC Securities (USA) Inc.

Imperial Capital LLC

ING Financial Markets LLC

Jeffries & Company, Inc.

J.P. Morgan Securities Inc.

Knight Capital Americas LP

Lazard Freres & Co. LLC

Macquarie Capital USA Inc.

Merrill Lynch Government Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mitsubishi UFJ Securities USA Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. Incorporated

Morgan Stanley Smith Barney

Nomura Securities International, Inc.

RBC Capital Markets

RBS Securities Inc.

Scotia Bank

UBS Financial Services Inc.

UBS Securities LLC

Wells Fargo Advisors, LLC

Wells Fargo Securities, LLC

Wells Fargo Investments, LLC

APPROVED PRICING SERVICES

Bloomberg

FT Interactive Data Corporation
International Data Corporation

Loan Pricing Corporation

Markit

Schedule 1.01(b)

Loans

[see attached]

Schedule 1.01(c)

Risk Factors

Bond Default Rating[1]	Risk Factor	One Year Expected Default Frequency	Five Year Expected Default Frequency
Aaa	1
Aa1	10
Aa2	20
Aa3	40
A1	70
A2	120
A3	180
Baa1	260
Baa2	360
Baa3	610
Ba1	940
Ba2	1350
Ba3	1766
B1	2220
B2	2720
B3	3490
Caa-C	4770	Less than or equal to 11.62%	Less than or equal to 27.05%
Caa-C	6500	Greater than 11.62% but less than or equal to 26%	Greater than 27.05% but less than or equal to 48.75%
Ineligible	N/A	Greater than 26%	Greater than 48.75%

[1]	The Bond Default Rating used from RiskCalc should be the LOWER of the 1-year or 5-year rating outputs.

Schedule 1.01(d)

Eligibility Criteria

A Portfolio Investment shall not be an Eligible Portfolio Investment on any date of determination unless it meets all of the following criteria:

1)	(x) if an Investment in Indebtedness, such Portfolio Investment is evidenced by an original promissory note registered in the name of an Obligor and (y) all documentation evidencing or otherwise relating to such Portfolio Investment has been duly authorized and executed, is in full force and effect and is the legal, binding and enforceable obligation of the parties thereto;

2)	such Portfolio Investment, whether originated directly or purchased, was underwritten and closed in all material respects in accordance with the Investment Policies;

3)	if the Portfolio Company of such Portfolio Investment is a “Debtor” (as defined in the definition of “DIP Loan”) and such Portfolio Investment is a Bank Loan, such Portfolio Investment meets the other criteria set forth in the definition of DIP Loan;

4)	such Portfolio Investment is Transferable (as defined below);

5)	such Portfolio Investment has been assigned a Risk Factor Rating and the corresponding Risk Factor is not greater than 6500;

6)	such Portfolio Investment is not a Defaulted Obligation or a Restructured Investment;

7)	the Portfolio Company of such Portfolio Investment does not at any time have total leverage in excess of 6.0x, as calculated by the Borrower in a commercially reasonable manner;

8)	the Portfolio Company of such Portfolio Investment satisfies at least two of the following three conditions at all times: (i) a trailing 24-month EBITDA of at least $8,000,000 as calculated by the Borrower in a commercially reasonable manner, (ii) a total leverage ratio (based on trailing 12-month EBITDA) of less than 5.5x as calculated by the Borrower in a commercially reasonable manner, or (iii) a loan (through the Borrower’s or Obligor’s exposure) to enterprise value ratio of not more than 65%, where enterprise value shall be the value determined by the Approved Third-Party Appraiser in its most recent valuation report provided in connection with such Portfolio Investment (except that, prior to the delivery of the first valuation report of the Approved Third Party Appraiser to be delivered after the Borrower's acquisition of such Portfolio Investment, if such Portfolio Investment is acquired by the Borrower in connection with or at the time of an applicable transaction involving the equity of the related Portfolio Company, the enterprise value of such Portfolio Company may be imputed from such transaction by the Borrower in a commercially reasonable manner);

9)	other than the Existing Affiliate Investments and the existing investment in Aurora Flight Sciences, such Portfolio Investment does not represent an Investment in any Portfolio Company in which Medley Capital LLC or any of its Affiliates, or any entities advised by any of the foregoing, holds any Investment other than an Investment that is in the same class as such Portfolio Investment and is (a) made in accordance with the requirements of an effective SEC exemptive order allowing such co-investment or joint follow-on investment or (b) made in compliance with any of the Massachusetts Mutual Life Insurance Co., SEC No-Action Letter (pub. avail. June 7, 2000), other interpretative guidance issued by the SEC or the Investment Company Act;

10)	such Portfolio Investment does not represent an Investment in any Financing Subsidiary, Structured Finance Obligations or Finance Leases, investment fund, or similar off balance sheet financing vehicle;

11)	(x) such Portfolio Investment is owned by the Borrower or any Obligor, free and clear of any Liens and the Collateral Agent has a first priority, perfected security interest in the Portfolio Investment (subject to no other Liens other than any Eligible Liens), (y) the Collateral Agent or the Custodian as bailee on behalf of the Collateral Agent is holding all documents evidencing or otherwise relating to such Portfolio Investment (which may be copies, except as required by clause (x) of paragraph (1) above) and (z) the other steps relating to such Portfolio Investment set forth in Section 5.08 and in the Guarantee and Collateral Agreement have been taken;

12)	such Portfolio Investment and related documents are in compliance, in all material respects, with applicable laws, rules and regulations (including relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy, OFAC and Patriot Act);

13)	such Portfolio Investment is denominated and payable only in Dollars and the Portfolio Company of such Portfolio Investment is organized under the laws of the United States or any state or Commonwealth thereof (including the District of Columbia) and is domiciled in the United States, and its principal operations and any property or other assets of the Portfolio Company thereunder pledged as collateral are primarily located in the United States; provided that the investment in Water Capital USA, Inc. as existing as of the Effective Date shall not be excluded as an Eligible Portfolio Investment if such exclusion is based solely on this paragraph 13;

14)	such Portfolio Investment, if an Investment in Indebtedness, bears interest which is due and payable no less frequently than semi-annually and provides for a fixed amount of principal payable on a scheduled payment date and or at maturity, and does not have a final maturity greater than 10 years;

15)	such Portfolio Investment includes a contractual provision requiring all payments to be made without set off, defense or counterclaim, and does not include a contractual provision granting rights of rescission, set off, counterclaim or defense in favor of the Portfolio Company in respect of such Portfolio Investment, and no material dispute has been asserted with respect to such Portfolio Investment;

16)	such Portfolio Investment is not (x) secured primarily by a mortgage, deed of trust or similar lien on real estate, or (y) issued by a Person whose primary asset is real estate, or whose value is otherwise primarily derived from real estate;

17)	such Portfolio Investment does not represent a consumer obligation (including, without limitation, a mortgage loan, auto loan, credit card loan or personal loan); provided that the investment in Allied Cash Holdings LLC as existing as of the Effective Date shall not be excluded as an Eligible Portfolio Investment if such exclusion is based solely on this paragraph 17. For clarity, the Borrower’s investments in Velum Global Credit Management, LLC shall not be Eligible Portfolio Investments;

18)	no payment in respect of such Portfolio Investment, if an Investment in Indebtedness is subject to withholding in respect to taxes of any nature, unless the Portfolio Company is required to make customary and market-based gross-up payments on an after tax basis for the full amount of such tax;

19)	such Portfolio Investment is not a derivative instrument;

20)	the Portfolio Company of such Portfolio Investment (or an agent on its behalf) is required to make payments directly into an account of the Borrower or any Obligor over which the Collateral Agent has “control” (within the meaning of Section 9-104 of the Uniform Commercial Code) and no other Person’s assets are commingled in such account;

21)	no Person acting as administrative agent, collateral agent or in a similar capacity shall be an Affiliate of the Borrower unless such Person is an Obligor; provided that this paragraph 21 shall not apply to any Existing Affiliate Investment if and for so long as the agent for such Existing Affiliate Investment has executed and delivered a letter to the Administrative Agent agreeing to cause all cash and other proceeds of such Existing Affiliate Investment received by such agent to be deposited within one (1) Business Day after receipt into a Control Account;

22)	in the case of any Existing Affiliate Investment and the existing investment in Aurora Flight Sciences existing on the Effective Date, neither such Investment nor any Investment in the same Portfolio Company held by Medley Capital LLC or any of its Affiliates, or any entities advised by any of the foregoing, has been increased amended, modified or otherwise restructured after the Effective Date, except for any follow-on Investment made after the Effective Date in the same Portfolio Company that has been made (i) for the purpose of facilitating the growth of such Portfolio Company and not to avert a default under any existing investment, (ii) on substantially similar terms as the existing investment of the same investor, (iii) in compliance with BDC regulations, and (iv) in a manner that would not be adverse to any existing Eligible Portfolio Investment in such Portfolio Company; and

23)	if such Portfolio Investment is a Bank Loan and the Portfolio Company of such Portfolio Investment has issued a Permitted Prior Working Capital Lien, the Borrower has delivered to the Administrative Agent a written valuation report of an Approved Third-Party Appraiser determining the enterprise value of such Portfolio Company to be used for purposes of the conditions outlined in clause (iii) of the definition of Permitted Prior Working Capital Lien.

For purposes of paragraph (4) above, “Transferable” means, in the case of any Portfolio Investment, both that:

(i)          the applicable Obligor may create a security interest in or pledge all of its rights under and interest in such Portfolio Investment to secure its obligations under this Agreement or any other Loan Document, and that such pledge or security interest may be enforced in any manner permitted under applicable law; and

(ii)         such Portfolio Investment (and all documents related thereto) contains no provision that directly or indirectly restricts the assignment of such Obligor’s, or any assignee of Obligor’s, rights under such Portfolio Investment (including any requirement that the Borrower maintain a minimum ownership percentage of such Portfolio Investment); provided that, such Portfolio Investment may contain the following restrictions on customary and market based terms: (a) restrictions pursuant to which assignments may be subject to the consent of the obligor or Portfolio Company or agent under the Portfolio Investment so long as the applicable provision also provides that such consent may not be unreasonably withheld, (b) restrictions on transfer to parties that are not ‘eligible assignees’ within the customary and market based meaning of the term, and (c) restrictions on transfer to the applicable obligor or Portfolio Company under the Portfolio Investment or its equity holders or financial sponsor entities.

Schedule 3.11(a)

Material Agreements

Senior Notes Indenture, dated as of February 7, 2012, between Medley Capital Corporation and U.S. Bank National Association, as Trustee. Outstanding balance is $40,000,000.

Senior Secured Revolving Credit Agreement, dated as of August 4, 2011, by and among Medley Capital Corporation, the lenders party thereto and ING Capital LLC (as amended by Amendment No. 1, dated as of the date hereof). Outstanding balance is $0.

Senior Secured Term Loan Credit Agreement, dated as of August 31, 2012, by and among Medley Capital Corporation, the lenders party thereto and ING Capital LLC. Outstanding balance is $55,000,000.

Schedule 3.11(b)

Liens

Medley Capital Corporation

Lien related to the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011, by and among Medley Capital Corporation, the lenders party thereto and ING Capital LLC (as amended by Amendment No. 1, dated as of the date hereof), filed on August 4, 2011, Initial Filing No. 2011 3025643.

Lien related to the Senior Secured Term Loan Credit Agreement, dated as of the date hereof, by and among Medley Capital Corporation, the lenders party thereto and ING Capital LLC.

MOF I BDC LLC

Lien related to the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011, by and among Medley Capital Corporation, the lenders party thereto and ING Capital LLC (as amended by Amendment No. 1, dated as of the date hereof), filed on August 4, 2011, Initial Filing No. 2011 3025478.

Lien related to the Senior Secured Term Loan Credit Agreement, dated as of the date hereof, by and among Medley Capital Corporation, the lenders party thereto and ING Capital LLC.

Schedule 3.12(a)

Subsidiaries

Subsidiary	Jurisdiction	Persons holding ownership interest	Nature of Ownership Interest
MOF I BDC LLC	DE	Borrower	100% Membership Interests
Medley SBIC, LP	DE	Borrower	100% Limited Partnersip Interest
Medley SBIC GP, LLC	DE	Borrower	100% Membership Interests

Schedule 3.12(b)

Investments

Accounts:

U.S. Bank, N.A.

Minneapolis, MN

ABA# 091-000-022

DDA Acct # 1047-9061-7617 (main account number)

Sub-Accounts:

Deal Account: 145637 -700

MOF I BDC LLC: 145637 -701

Expense Account: 145637-100

Other Investments: None

Schedule 6.08

Certain Affiliate Transactions

•	Fee Waiver Agreement between Medley Capital Corporation and MCC Advisors LLC, dated January 19, 2011

•	Registration Rights Agreement between Medley Capital Corporation and MCC Advisors LLC, dated January 19, 2011

•	License Agreement between Medley Capital LLC, Medley Capital Holdings LLC, Medley Capital BDC LLC, MOF I BDC LLC and MCC Advisors LLC dated May 26, 2010